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                                                                     EXHIBIT 4.3

[CLIFFORD CHANCE LOGO]
                                                   LIMITED LIABILITY PARTNERSHIP

                                                                  EXECUTION COPY

                                 $1,500,000,000

                              FACILITIES AGREEMENT

                             dated 17 December 2002

                                       for

                                     ABB LTD

                         CERTAIN SUBSIDIARIES OF ABB LTD

                           as Borrowers and Guarantors

                                   Arranged by

                                BARCLAYS CAPITAL

                       BAYERISCHE HYPO-UND VEREINSBANK AG

                           CREDIT SUISSE FIRST BOSTON

                     SALOMON BROTHERS INTERNATIONAL LIMITED

                                      with

                           CREDIT SUISSE FIRST BOSTON

                      acting as Facility Agent and Trustee

                 ----------------------------------------------

                  MULTICURRENCY REVOLVING FACILITIES AGREEMENT

                 ----------------------------------------------

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                                    CONTENTS

CLAUSE                                                                                              PAGE
1.   Definitions and Interpretation....................................................................1

2.   The Facilities...................................................................................20

3.   Purpose..........................................................................................22

4.   Conditions of Utilisation........................................................................22

5.   Utilisation......................................................................................24

6.   Optional Currencies..............................................................................26

7.   Term-Out Option and Repayment....................................................................27

8.   Prepayment and cancellation......................................................................30

9.   Interest.........................................................................................37

10.  Interest Periods.................................................................................37

11.  Changes to the calculation of interest...........................................................38

12.  Fees.............................................................................................39

13.  Tax Gross Up and Indemnities.....................................................................41

14.  Increased costs..................................................................................44

15.  Other indemnities................................................................................45

16.  Mitigation by the Lenders........................................................................47

17.  Costs and expenses...............................................................................48

18.  Guarantee and indemnity..........................................................................50

19.  Representations..................................................................................54

20.  Information undertakings.........................................................................59

21.  Financial Covenants..............................................................................62

22.  General Undertakings.............................................................................66

23.  Events of Default................................................................................73

24.  Changes to the Lenders...........................................................................77

25.  Changes to the Obligors..........................................................................80

26.  Role of the Facility Agent and the Mandated Lead Arrangers.......................................83

27.  Role of Trustee..................................................................................89

28.  Conduct of business by the Finance Parties.......................................................95

29.  Sharing among the Finance Parties................................................................95

30.  Payment mechanics................................................................................97

31.  Set-off..........................................................................................99

32.  Security and Proceeds............................................................................99

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
33.  Notices.........................................................................................101

34.  Calculations and certificates...................................................................104

35.  Partial invalidity..............................................................................104

36.  Remedies and waivers............................................................................105

37.  Amendments and waivers..........................................................................105

38.  Counterparts....................................................................................106

39.  Governing Law...................................................................................107

40.  Enforcement.....................................................................................107

SCHEDULE 1 THE ORIGINAL PARTIES
     Part I The Original Lenders
     Part II The Original Obligors

SCHEDULE 2 CONDITIONS PRECEDENT
     Part I Conditions precedent to initial Utilisation
     Part II Additional Obligor Conditions Precedent

SCHEDULE 3 REQUESTS
     Part I Utilisation Request
     Part II Selection Notice

SCHEDULE 4 ADDITIONAL COST RATE

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 7 FORM OF BORROWER ACCESSION LETTER

SCHEDULE 8 FORM OF RESIGNATION LETTER

SCHEDULE 9 TIMETABLES

SCHEDULE 10 PRO FORMA LIQUIDITY PLAN

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THIS AGREEMENT is dated 17 December 2002 and made between:

(1) ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland ("ABB");

(2) THE SUBSIDIARIES OF ABB listed in Part 2 of Schedule 1 (THE ORIGINAL PARTIES) as original borrowers (the "ORIGINAL BORROWERS");

(3) THE SUBSIDIARIES OF ABB listed in Part 2 of Schedule 1 (THE ORIGINAL PARTIES) and ABB as original guarantors (the "ORIGINAL GUARANTORS");

(4) ABB REAKTOR GESELLSCHAFT MIT BESCHRANKTER HAFTUNG, ABB FLAKT GMBH and ABB AG (the "Third Party Security Providers";

(5) BARCLAYS CAPITAL, BAYERISCHE HYPO-UND VEREINSBANK AG, CREDIT SUISSE FIRST BOSTON and SALOMON BROTHERS INTERNATIONAL LIMITED in their respective capacities as mandated lead arrangers (the "MANDATED LEAD ARRANGERS");

(6) THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (THE ORIGINAL LENDERS) in their respective capacities as original lenders (the "ORIGINAL LENDERS");

(7) CREDIT SUISSE FIRST BOSTON in its capacity as facility agent (the "FACILITY AGENT"); and

(8) CREDIT SUISSE FIRST BOSTON as security trustee for the Secured Parties (the "TRUSTEE").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "ACCESSION LETTER" means a letter substantially in the form set out in
        Schedule 7 (FORM OF BORROWER ACCESSION LETTER).

        "ADDITIONAL BORROWER" means any Subsidiary of ABB which has become an Additional Borrower in accordance with Clause 25.2 (ADDITIONAL BORROWERS).

        "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (ADDITIONAL COST RATE).

        "ADDITIONAL GUARANTOR" means any Subsidiary of ABB which has become an Additional Guarantor in accordance with Clause 25.4 (ADDITIONAL GUARANTORS).

        "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

                                      - 1 -
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        "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "AGREED JURISDICTION" means any of the United States of America, Switzerland, Guernsey, any country that is, at the date hereof, a member of the European Union and any other country approved by all the Lenders.

        "AMENDMENT AGREEMENT" means the amendment agreement in respect of certain Intercompany Loans described in paragraph 2(iii) of Schedule 2 (CONDITIONS PRECEDENT).

        "APPROVED FUNDING BALANCE" has the meaning given to such term in sub-paragraph (c) of Clause 8.6 (MANDATORY PREPAYMENT - OTHER PROCEEDS).

        "APPROVED FUNDING REQUIREMENTS" means:

        (a) the provision of cash collateral in respect of bilateral credit lines, including without limitation funded facilities, foreign exchange, swaps and similar market contracts, and bonding facilities;

        (b) the replacement of credit previously available under such bilateral credit lines that has been withdrawn;

        (c) the provision of funding in the event of delayed receipt of any amount of Net Proceeds in respect of Divestment Assets to the extent of the amount assumed to be received in the Original Liquidity Plan but not so received;

        or such other requirements as may be approved by the Majority Lenders.

        "ASBESTOS MILESTONE" means the filing by CE of a petition pursuant to Chapter XI of the US Bankruptcy Code.

        "AUDITORS" means Ernst & Young.

        "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "AVAILABILITY PERIOD" means:

        (a) in relation to Facility A, the period from and including the date of this Agreement up to the day falling one Business Day prior to the Termination Date; and

        (b) in relation to Facility B, the period from and including the date that the Milestones are satisfied up to the day falling one Business Day prior to the Termination Date.

        "AVAILABLE CASH" means cash from time to time held within the Treasury Services Operations (other than in Brazil, Norway and Australia) to the extent such cash is freely transferable under applicable law and regulation by the unit that holds it and excluding:

        (a) any cash which is subject to Security permitted under the terms of paragraph (b) of Clause 22.3 (NEGATIVE PLEDGE);

                                      - 2 -
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        (b)    any cash of any Group Company posted as collateral by the
               counterparty under any interest rate or currency swaps or other derivative contracts entered into in the ordinary course of Group treasury activities; and

        (c) any cash constituting the Discretionary Funding Balance and/or the Approved Funding Balance (if any).

        "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

        (a) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

        (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

        other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

        "BASE CURRENCY" means dollars.

        "BASE CURRENCY AMOUNT" means, in relation to a Loan, the amount specified in the Utilisation Request for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan.

        "BORROWERS" means each Original Borrower and each Additional Borrower, PROVIDED THAT it has not been released from its rights and obligations under this Agreement in accordance with Clause 25.3 (RESIGNATION OF A BORROWER).

        "BREAK COSTS" means the amount (if any) by which:

        (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

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        "BUSINESS DAY" means:

        (a) a day (other than a Saturday or Sunday) on which banks are open for general business in London and (in relation to any date for payment or purchase of a currency other than euro) in the principal financial centre of the country of that currency; or

        (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

        "BUSINESS PLAN" means the 12 month business plan, profit and loss account, balance sheet and cashflow of the Group prepared by ABB for 2004.

        "CE" means Combustion Engineering Inc.

        "CHARGED PROPERTY" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

        "CLIFFORD CHANCE REPORT" means the report dated 6 December 2002 from Clifford Chance Limited Liability Partnership in relation to asbestos liabilities of CE.

        "COMMITMENT" means a Facility A Commitment or Facility B Commitment.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (FORM OF COMPLIANCE CERTIFICATE).

        "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 23 (EVENTS OF DEFAULT) which (with the expiry of a grace period or the giving of notice specified in Clause 23 (EVENTS OF DEFAULT)) would be an Event of Default.

        "DELEGATE" means any delegate, agent, attorney or co-trustee appointed by the Trustee.

        "DISCRETIONARY FUNDING BALANCE" has the meaning given to such term in sub-paragraph (c) of Clause 8.6 (MANDATORY PREPAYMENT - OTHER PROCEEDS).

        "DISCRETIONARY FUNDING PLAN" means the plan in agreed form provided by ABB prior to the date hereof describing in detail the methods by which ABB is permitted to generate up to $500,000,000 from the monetisation of assets and other funding methods described therein as from the date of the Original Liquidity Plan PROVIDED THAT there is no material adverse impact on the Transaction Security (or the value thereof) and for these purposes if the relevant proceeds were remitted to the Treasury Services Operations for use in the ordinary course of the Group's treasury operations, and provided the provisions of Clause 22.11 (INTERCOMPANY LOANS) are complied with, this shall be deemed not to have a material impact on the Transaction Security.

        "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

        "DIVESTMENT ASSETS" means those assets that are on the list of Divestment Assets in agreed form and provided by ABB prior to the date hereof.

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        "DUTCH BORROWER" means each Borrower incorporated or established in The
        Netherlands.

        "ENVIRONMENTAL CLAIM" means any claim or proceeding by any person pursuant to any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America and the regulations promulgated and the rulings issued thereunder.

        "EURIBOR" means, in relation to any Loan in euro:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

        as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 23 (EVENTS OF DEFAULT).

        "EXCLUDED LOANS" means Intercompany Loans made to a borrower where the aggregate amount of all Intercompany Loans to that borrower is less than $25,000,000.

        "EXECUTIVE SUMMARY" means the summary of the transaction dated 27 November 2002 prepared at the request of ABB and circulated to the Lenders.

        "EXEMPTION REGULATION" means the exemption regulation dated 26 June 2002 of the Ministry of Finance of The Netherlands.

        "EXISTING SECURITISATIONS" means each of:

        (a) the securitisation programme established by various Group Companies and Toedi Limited and currently including Credit Suisse First Boston, New York Branch as Programme Administrator, such programme being initially established on 19 December 2000;

        (b) the securitisation programme established by various Group Companies and arranged by Citibank, N.A. (as Operating Agent), such programme being initially established on or around 17 December 1999, each as may be modified, supplemented, renewed, substituted, varied or amended, including any local programmes PROVIDED THAT:

                                      - 5 -
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               (i)     the aggregate net proceeds of all such programmes does
                       not at any time exceed $900,000,000;

               (ii)    the terms of such programme are commercially reasonable;
                       and

               (iii) such programme shall not include any Subsidiary which is identified as a divestment asset in the Original Liquidity Plan or, if it does relate to such a Subsidiary, provided there is no material adverse impact on the Transaction Security (or the value thereof) and for these purposes if the relevant proceeds were remitted to the Treasury Services Operations for use in the ordinary course of the Group's treasury operations, and PROVIDED THE provisions of Clause 22.11 (INTERCOMPANY LOANS) are complied with, this shall be deemed not to have a material impact on the Transaction Security. For the avoidance of doubt, there shall be deemed to be no adverse impact on the Transaction Security or its value where the proceeds of the existing Securitisations are used by the relevant Group Company to fund its working capital needs.

        "FACILITY" means Facility A or Facility B.

        "FACILITY A" means the revolving loan facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

        "FACILITY A COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part I of Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

        "FACILITY AGENT'S SPOT RATE OF EXCHANGE" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

        "FACILITY B" means the revolving loan facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

        "FACILITY B COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part I of Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

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        (b)    in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

        "FACILITY OFFICE" means, in relation to a Lender, the office identified as such opposite such Lender's name in Part 1 of Schedule 1 (THE ORIGINAL LENDERS) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select.

        "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arrangers and the Borrower (or the Facility Agent and the Borrower) setting out any of the fees referred to in Clause 12 (FEES).

        "FINANCE DOCUMENT" means this Agreement, any Accession Letter, any Resignation Letter, the Security Documents, any Fee Letter and any other document designated in writing as such by the Facility Agent and ABB.

        "FINANCE PARTY" means the Facility Agent, the Mandated Lead Arranger, the Trustee or a Lender.

        "GAAP" means, in relation to the consolidated financial statements of ABB, generally accepted accounting principles in the United States of America and, in relation to any other company, generally accepted accounting principles in its jurisdiction of incorporation or in the United States of America (as applicable).

        "GROUP" means ABB and its Subsidiaries and "GROUP COMPANY" means any one of them.

        "GROUP A LOAN" means each Intercompany Loan designated as a category A loan in Schedule 2 of the Amendment Agreement and each Intercompany Loan made by an Intercompany Lender after the date hereof that is a term loan with a maturity date falling after 16 December 2004.

        "GROUP B LOAN" means each Intercompany Loan designated as a category B loan in Schedule 2 of the Amendment Agreement and each Intercompany Loan made by an Intercompany Lender after the date hereof that is a term loan with a maturity date the same as the maturity date or conversion date of the relevant debt or part thereof the repayment of which is funded by such Intercompany Loan.

        "GROUP C LOAN" means each Intercompany Loan designated as a category C loan in Schedule 2 of the Amendment Agreement and each Intercompany Loan made by an Intercompany Lender after the date hereof that is a term loan but which is not a Group A Loan or a Group B Loan.

        "GROUP D LOAN" means each Intercompany Loan designated as a category D loan in Schedule 2 of the Amendment Agreement and each Intercompany Loan made by an Intercompany Lender after the date hereof that is a revolving loan.

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        "GROUP STRUCTURE CHART" means the summary group structure chart showing all Obligors and certain other material Group Companies.

        "GUARANTORS" means each Original Guarantor and each Additional Guarantor, PROVIDED THAT it has not been released from its rights and obligations under this Agreement, in accordance with Clause 25.6 (RESIGNATION OF A GUARANTOR).

        "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "INDEBTEDNESS" means, in relation to a person, its obligations (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

        (a)    moneys borrowed;

        (b)    any bond, note, loan stock, debenture or similar instrument;

        (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

        (d)    any lease required under GAAP to be treated as a finance lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of payment obligations;

        (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

        (h) any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise);

        (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (h) above.

        "INTERCOMPANY LENDER" means each of:

        (a)    ABB Ltd;

        (b)    ABB Financial Services AB;

        (c)    ABB Treasury Center (USA), Inc.;

        (d)    ABB Capital B.V.;

        (e)    ABB International Finance Ltd;

                                      - 8 -
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        (f)    ABB Finance Inc.; and

        (g) from the date on which it issues public debt, ABB Financial Services Australia Ltd.

        "INTERCOMPANY LOAN" means each loan made by an Intercompany Lender to a Group Company.

        "INTERCREDITOR AGREEMENT" means the intercreditor agreement entered into or to be entered into by the Trustee and certain providers of bilateral credit facilities in the agreed form or in such form as the Trustee (acting on the reasonable instructions of the Lenders) agrees.

        "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (DEFAULT INTEREST).

        "LENDER" means:

        (a)    any Original Lender; and

        (b) any bank which has become a Party in accordance with Clause 24 (CHANGES TO THE LENDERS),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "LIBOR" means, in relation to any Loan:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

        "LIQUIDITY PLAN" means the most recently delivered monthly liquidity forecast for the Group certified without personal liability by the duly authorised signatories in respect of the calendar month in which it is delivered pursuant to Clause 20.4 (LIQUIDITY PLAN AND BUSINESS PLAN), in the form set out in Schedule 10 (PRO FORMA LIQUIDITY PLAN) calculated using the same principles used for the Original Liquidity Plan consistently applied.

        "LOAN" means a Facility A Loan or a Facility B Loan or, if the Term-Out Option has been exercised, a Term Loan.

        "LMA" means the Loan Market Association.

        "MAJORITY LENDERS" means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments.

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        "MARGIN" means:

        (a)    prior to the Termination Date, 3.5 per cent. per annum; and

        (b)    thereafter 4.00 per cent. per annum.

        "MATERIAL ADVERSE DEVIATION" means a deviation resulting in the predicted borrowing requirement for the current or any future Month specified in the most recent Liquidity Plan being greater than the Monthly Borrowing Limit for such Month.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

        (a) the business, operations, property or condition (financial or otherwise) of the Group taken as a whole;

        (b) the ability of an Obligor to perform its material obligations (including but not limited to payment obligations and compliance with the financial covenants set out in Clause 21 (FINANCIAL COVENANTS)) under the Finance Documents; or

        (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

        "MATERIAL COMPANY" shall mean each Obligor and:

        (a) each Group Company in respect of whose shares the Lenders have Transaction Security; and

        (b)    ABB Reaktor GmbH and ABB Flakt GmbH; and

        (c) any other Group Company the proportion of whose total assets or revenues (or, where the Group Company in question prepares consolidated accounts, whose total consolidated assets or consolidated revenues, as the case may be) attributable to ABB represents not less than 5% of the total consolidated assets or consolidated revenues of ABB, all as calculated by reference to the then latest accounts of such Group Company and the then latest audited consolidated accounts of ABB and its consolidated Group Companies; or

        (d) each Group Company to which is transferred all or substantially all the assets and undertakings of a Group Company which immediately prior to such a transfer is a Material Company (in which case the transferor shall, upon such transfer, cease to be a Material Company).

        "MILESTONES" means the Asbestos Milestone and the PwC Milestone.

        "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

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        (b)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

        (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

        The above rules will only apply to the last Month of any period.

        "MONTHLY BORROWING LIMIT" means in respect of each Month prior to the Termination Date (and without prejudice to the provisions of Clause 8 (REPAYMENT AND CANCELLATION)), the amount set out below:

        MONTH                                               AMOUNT ($)
        December 2002                                               Zero

        January 2003                                         500,000,000

        February 2003                                        650,000,000

        March 2003                                           750,000,000

        April 2003                                         1,500,000,000

        May 2003                                           1,500,000,000

        June 2003                                          1,500,000,000

        July 2003                                          1,500,000,000

        August 2003                                        1,500,000,000

        September 2003                                     1,500,000,000

        October 2003                                       1,500,000,000

        November 2003                                      1,200,000,000

        December 2003                                      1,000,000,000.

        "NEW AMOUNT" means, in relation to each Specified Loan which is not denominated in the Base Currency, the amount of the Base Currency which could be purchased with the amount of the Specified Loan in the relevant Optional Currency, at the Facility Agent's Spot Rate of Exchange at the Specified Time.

        "OBLIGOR" means a Borrower or a Guarantor and "OBLIGORS" means all of them.

        "OBLIGORS' AGENT" has the meaning given to such term in Clause 2.5 (OBLIGORS' RIGHTS AND OBLIGATIONS HEREUNDER).

        "OGP" means ABB Oil & Gas Inc. and each of its Subsidiaries and the Offshore Systems division in Norway.

        "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (CONDITIONS RELATING TO OPTIONAL CURRENCIES).

        "ORIGINAL FINANCIAL STATEMENTS" means:

        (a) in relation to ABB, its audited consolidated financial statements for its financial year ended 31 December 2001; and

        (b) in relation to each other Obligor, its audited financial statements (consolidated and audited if applicable) for its financial year ended 31 December 2001.

        "ORIGINAL LIQUIDITY PLAN" means the liquidity plan of the Group dated 18 November 2002 in the agreed form.

        "PARALLEL DEBT" has the meaning given to such term in Clause 32.7 (PARALLEL SECURITY).

        "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "PARTY" means a party to this Agreement.

        "PMP" means a professional market party within the meaning of the Exemption Regulation, as promulgated in connection with the Dutch Act on the Supervision of Credit Institutions 1992 (WET TOEZICHT KREDIETWEZEN
        1992).

        "PROJECT COMPANY" means any Group Company of ABB:

        (a) which is a single purpose company whose primary purpose is to invest in, lend to or carry out a specific project or portfolio of projects; and

        (b) none of whose liabilities to repay Project Finance Indebtedness are the subject of security or a guarantee, indemnity or any similar form of assurance, undertaking or support by any Group Company save to the extent described in the definition of Project Finance Indebtedness.

        "PROJECT FINANCE INDEBTEDNESS" means in relation to any Project Company:

        (a) any Indebtedness of a Project Company incurred to finance the project constituted by the assets and business of such Project Company or any Indebtedness of such Project Company incurred to refinance any such aforementioned Indebtedness; and

        (b) where neither the persons to whom such Indebtedness is owed (whether or not a Group Company) nor any other person shall have any recourse whatsoever to any Group Company (other than such Project Company) for the repayment or payment of any sum relating to such Indebtedness other than recourse directly or indirectly to any Group Company under any form of assurance or undertaking, which recourse (1) is limited to the enforcement of any share pledge granted by a Group Company over its shares in such Project Company or the enforcement of any security granted over a shareholder loan between a

               Group Company and such Project Company and/or (2) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom that recourse is available and/or (3) entitles the creditor for that Indebtedness or the relevant Project Company, upon default by the Project Company (or in other circumstances specified in the documentation relating to the project) to require a payment to be made (whether to or for the benefit of that creditor, the Project Company or another person), PROVIDED THAT, in the case of (3), where that payment is capable of being for an amount which is material either alone or as a percentage of the Indebtedness financing that project, such recourse is capable of being called on only during the period on or prior to practical completion of the project or of that portion of that project being financed by that Indebtedness; or

        (c) which the Majority Lenders shall have agreed to treat as Project Finance Indebtedness for the purposes of this Agreement.

        "PwC" means PricewaterhouseCoopers.

        "PwC LETTER OF ENGAGEMENT" means the letter of engagement dated 17 November 2002 between PwC, ABB and the Lenders.

        "PwC MILESTONE" means:

        (a)    delivery by PwC to the Facility Agent of the PwC Report (Phase
               II) including the timing of disposals by the Group, the business plan, liquidity forecast and budget for 2003 (including sensitivities) by 31 January 2003; and

        (b) the Majority Lenders (who shall act in good faith on credit grounds on the basis of the matters disclosed in the PwC Report (Phase II) and after consultation with ABB) having not rejected the PwC Report (Phase II) within a period of 2 weeks of the Facility Agent receiving it.

        "PwC REPORT (PHASE I)" has the meaning given to such term in the PwC Letter of Engagement.

        "PwC REPORT (PHASE II)" has the meaning given to such term in the PwC Letter of Engagement.

        "QUALIFYING LENDER" has the meaning given to it in Clause 13.1 (DEFINITIONS).

        "QUALIFYING SUBSIDIARY" means any Subsidiary of ABB that is incorporated in an Agreed Jurisdiction.

        "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

        (a) (if the currency is domestic sterling) the first day of that period;

        (b) (if the currency is euro) two TARGET Days before the first day of that period; or

        (c) (for any other currency) two Business Days before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "RECEIVER" means a receiver or receiver and manager or administrative receiver or administrator of the whole or any part of the Charged Property.

        "REDUCTION DATE" means each of those dates specified in Clause 7.4 (REDUCTION OF FACILITY).

        "REFERENCE BANKS" means, in relation to LIBOR, the principal London offices of Citibank, N.A., Credit Suisse First Boston, Barclays Bank PLC and Bayerische Hypo-Und Vereinsbank AG and, in relation to EURIBOR, the principal London offices of Citibank, N.A., Credit Suisse First Boston, Barclays Bank PLC and Bayerische Hypo-und Vereinsbank AG, or such other banks as may be appointed by the Facility Agent in consultation with ABB.

        "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

        "RELEVANT JURISDICTION" means:

        (a)    the jurisdiction of incorporation of each member of the Group;
               and

        (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated.

        "REPAYMENT DATE" means each of the dates set out in Clause 7.2 (REPAYMENT OF TERM LOANS).

        "REPAYMENT INSTALMENT" means each instalment for repayment of the Term Loans referred to in Clause 7.2 (REPAYMENT OF TERM Loans).

        "REPEATING REPRESENTATIONS" means each of the representations set out in Clauses 19.1 (STATUS) to 19.6 (GOVERNING LAW AND ENFORCEMENT), Clause
        19.9 (NO DEFAULT), paragraph (d) of Clause 19.10 (NO MISLEADING INFORMATION), Clause 19.13 (PARI PASSU RANKING), Clause 19.17 (RANKING) to Clause 19.21 (LEGAL AND BENEFICIAL OWNER) and Clause 19.24 (AGGREGATE AMOUNT OF INDEBTEDNESS).

        "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, fraudulent transfer or obligation, administration and other laws generally affecting the rights of creditors, the principle that a security interest may not be perfected or may be recharacterised if the relevant chargee does not exercise sufficient control over the relevant asset, the possibility that under German law rights and claims under profit and loss pooling agreements may not be pledged to third parties, the time-barring of claims under the Limitation Acts (and similar legislation), the possibility that a court may choose not to give effect to a governing law clause in relation to a contract, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court, that a court may not give effect to the provisions of Clause 35 (PARTIAL INVALIDITY) (or any similar provision in another Finance Document), that interest at a default rate on overdue amounts may be a penalty and not recoverable and that under Swedish law a security assignment of rights in respect of debt will not be perfected in relation to third parties unless the debtor has been duly notified of the assignment and the assignor has been effectively barred from independently exercising such assigned rights.

        "RESIGNATION LETTER" means a letter substantially in the form set out in
        Schedule 8 (FORM OF RESIGNATION LETTER).

        "ROLLOVER LOAN" means one or more Loans:

        (a) made or to be made on the same day that a maturing Loan is due to be repaid;

        (b) the aggregate amount of which is equal to or less than the maturing Loan;

        (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (UNAVAILABILITY OF A CURRENCY)); and

        (d)    made or to be made for the purpose of refinancing a maturing
               Loan.

        "SCREEN RATE" means:

        (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

        (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

        displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with ABB and the Lenders.

        "SECURED OBLIGATIONS" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity) and, for the avoidance of doubt, including any Parallel Debt.

        "SECURED PARTIES" means the Trustee, any Receiver or Delegate, the Facility Agent, and each Lender from time to time party to this Agreement.

        "SECURITY" means a mortgage, charge, pledge, lien or other security interest entered into for the purpose of securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "SECURITY DOCUMENTS" means each of the documents listed under sub-paragraphs (i) to (xiii) of paragraph 2 and sub-paragraph (a) of paragraph 3 of Part 1 of Schedule 2 (CONDITIONS PRECEDENT) together with any other document entered into by any Obligor or any other provider of Security in respect of the Secured Obligations creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

        "SELECTION NOTICE" means a notice substantially in the form set out in
        Part II of Schedule 3 (REQUESTS).

        "SENIOR LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by any Obligor to any of the Facility Agent, Trustee or Lender under the Finance Documents.

        "SENIOR MANAGEMENT" means the chief financial officer and chief executive officer of ABB from time to time.

        "SPECIFIED LOAN" has the meaning given to such term in sub-paragraph
        (a)(i) of Clause 7.1 (TERM-OUT OPTION).

        "SPECIFIED TIME" means a time determined in accordance with Schedule 9 (TIMETABLES).

        "STRATEGIC BUSINESS PLAN" means the three year profit and loss forecast for the Group prepared for the 8 November 2002 analysts meeting.

        "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

        "SYNDICATION PACKAGE" means the Clifford Chance Report, the Executive Summary, the Strategic Business Plan, the Original Liquidity Plan and the PwC Report (Phase I).

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

        "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "TAXES ACT" means the Income and Corporation Taxes Act 1988.

        "TERM FACILITY" means Facility A as converted into a term loan facility in accordance with the Term-Out Option.

        "TERM LOANS" means each of the Loans outstanding hereunder after the Termination Date.

        "TERM-OUT LOAN" has the meaning given to such term in Clause 7.1 (TERM-OUT OPTION).

        "TERM-OUT OPTION" means the option of ABB, acting on behalf of the relevant Borrowers, to require (pursuant to Clause 7.1 (TERM OUT OPTION)) that Facility A Loans with an aggregate Base Currency Amount not greater than $750,000,000 be converted to Term Loans with effect from the Termination Date.

        "TERMINATION DATE" means 16 December 2003.

        "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $1,500,000,000 at the date of this Agreement.

        "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being $1,000,000,000 at the date of this Agreement.

        "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being $500,000,000 at the date of this Agreement.

        "TRANSACTION SECURITY" means the Security created or expressed to be created pursuant to the Security Documents.

        "TRANSFER CERTIFICATE" means:

        (a) a certificate substantially in the form set out in Schedule 5 (FORM OF TRANSFER CERTIFICATE);

        (b) a certificate substantially in the form of the Transfer Certificate (par) published by the LMA from time to time; or

        (c)    any other form agreed between the Facility Agent and ABB.

        "TRANSFER DATE" means, in relation to a transfer, the later of:

        (a)    the proposed Transfer Date specified in the Transfer Certificate;
               and

        (b) the date on which the Facility Agent executes the Transfer Certificate.

        "TREASURY SERVICES OPERATIONS" means the units of the Group reporting under Treasury Services Operations responsible for the concentration of cash within the Group.

        "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "UTILISATION" means a utilisation of a Facility.

        "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

        "UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (REQUESTS).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2     CONSTRUCTION
        (a) Unless a contrary indication appears, any reference in this Agreement to:

               (i) the "FACILITY AGENT", the "MANDATED LEAD ARRANGER", the "TRUSTEE", any "FINANCE PARTY", any "SECURED PARTY", any "LENDER", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Trustee, any person for the time being appointed as trustee or trustees in accordance with this Agreement;

               (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

               (iii) "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

               (iv) "DULY AUTHORISED SIGNATORIES" means the Chief Financial Officer and any other officer of ABB authorised to sign the relevant documentation from time to time;

               (v) the "EUROPEAN INTERBANK MARKET" means the interbank market for euro operating in Participating Member States;

               (vi) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

               (vii) a "FINANCIAL YEAR" in relation to ABB, means a period in respect of which it is required to produce annual audited financial statements;

               (viii) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

               (ix) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

               (x) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, the compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

               (xi) a provision of law is a reference to that provision as amended or re-enacted; and

               (xii)   a time of day is a reference to London time.

        (b) Where there is a reference in this Agreement to any amount, limit or threshold specified in dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-dollar amount shall, unless the context otherwise requires or the contrary is indicated, be counted on the basis of the equivalent in dollars of that amount using the Facility Agent's Spot Rate of Exchange EXCEPT FOR the purposes of calculating the dollar equivalent of Total Gross Debt which is not denominated in dollars for the purposes of the covenants set out in paragraphs
               (b) and (e) of Clause 21.2 (FINANCIAL CONDITION), in which case the dollar exchange rate set out in the letter sent by ABB to the Facility Agent on or prior to the date hereof shall be used.

        (c) Section, Clause and Schedule headings are for ease of reference only.

        (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (e)    A Default is "CONTINUING" if it has not been remedied or waived.

1.3     CURRENCY SYMBOLS AND DEFINITIONS
        "$" and "DOLLARS" denote lawful currency of the United States of America "L" and "STERLING" denotes lawful currency of the United Kingdom and "EUR" and "EURO" means the single currency unit of the Participating Member States.

1.4     THIRD PARTY RIGHTS
        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                    SECTION 2
                                 THE FACILITIES

2.      THE FACILITIES

2.1     THE FACILITIES
        Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

        (a) a multicurrency revolving loan facility, in an aggregate amount equal to the Total Facility A Commitments, and benefiting from the Term-Out Option; and

        (b) a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2 ABB shall ensure that on and following each Utilisation hereunder each of ABB Capital B.V., ABB Asea Brown Boveri Ltd and ABB Structured Finance Investment B.V. shall be a borrower of an amount that is approximately equal to at least that amount of the Loan set out opposite their name below:

        (a) ABB Capital B.V. - 60 per cent. of the aggregate amount of all Facility A Loans and Facility B Loans outstanding at such time;

        (b) ABB Asea Brown Boveri Ltd - 30 per cent. of the aggregate amount of all Facility A Loans and Facility B Loans outstanding at such time; and

        (c) ABB Structured Finance Investment B.V. - $1,000,000 for so long as any Loan is outstanding hereunder.

2.3     FINANCE PARTIES' RIGHTS AND OBLIGATIONS
        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4     FACILITY OFFICES AND NOMINATED AFFILIATE
        (a) Subject to paragraph (b) below, a Lender may (i) change its Facility Office for the purpose of this Agreement and/or (ii) nominate a different Facility Office for the purposes of making a particular Loan to any Borrower, in which event such Facility Office shall for the purposes of this Agreement be its Facility Office for that Loan but not otherwise.

        (b) If a Lender changes its Facility Office or nominates a different Facility Office, (i) that Lender will notify the Facility Agent and ABB promptly (and, in any event, within 5 Business Days) of such change or, as the case may be, nomination, and until it does so, the Facility Agent and ABB will be entitled to assume that no such change has taken place and (ii) if the country of such Facility Office is not subject to the Financial Action Task Force any such change or, as the case may be, nomination shall be subject to the prior written consent of the Facility Agent.

        (c) Subject to the terms of this Agreement, the relevant portion of any Loan made to a Borrower incorporated in the United States of America in which The Bank of Tokyo-Mitsubishi, Ltd ("BOT-M") participates shall be funded by BTM (Europe) Limited ("BTME"). The following facility office shall be deemed to be the Facility Office relevant to BOT-M, as Lender, for the purposes of such Loans only:

                    BTM(Europe) Limited, Finsbury Circus House, 12-15 Finsbury Circus, London EC2M 7BT.

               BOT-M and BTME shall be treated as a single Lender whose Commitment is the amount set out opposite BOT-M's name in Part 1 of Schedule 1 (ORIGINAL PARTIES), and BOT-M's Available Commitment shall be reduced to the extent of any amounts funded by BTME as contemplated by this sub-paragraph (c). If BOT-M assigns all of its rights or transfers all of its rights and obligations to a New Lender, BTME shall cease to have any obligations under this Agreement.

        (d) Subject to the terms of this Agreement, the relevant portion of any Loan made to an Additional Borrower in which Citibank, N.A. ("CNA") participates may at the discretion of Citibank, N.A., be funded by one or more Facility Offices of Citibank International Plc ("CIP"). CNA and CIP shall be treated as a single Lender whose Commitment is the amount set out opposite CNA's name in
               Part I of Schedule 1 (THE ORIGINAL PARTIES) and CNA's Available Commitment shall be reduced to the extent of any amounts provided by CIP as contemplated by this sub-paragraph (d). If CNA assigns all of its rights or transfers all of its rights and obligations to a New Lender, CIP shall cease to have any obligations under this Agreement.

2.5     OBLIGORS' RIGHT AND OBLIGATIONS HEREUNDER
        (a) Each Obligor (other than ABB) and each Third Party Security Provider by its execution of this Agreement or an Accession Letter irrevocably appoints ABB to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises
               (i) ABB on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter and to make such agreements capable of being given or made by any Obligor or Third Party Security Provider notwithstanding that they may affect such Obligor or Third Party Security Provider, without further reference to or the consent of such Obligor or Third Party Security Provider and (ii) each Finance Party to give any notice, demand or other communication to such

               Obligor or Third Party Security Provider pursuant to the Finance Documents to ABB on its behalf, and in each case such Obligor or Third Party Security Provider shall be bound thereby as though such Obligor or Third Party Security Provider itself had given such notices and instructions (including, without limitation, any Utilisation Requests) or executed or made such agreements or received any such notice, demand or other communication.

        (b) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

        (c) An Obligors' Agent may resign its appointment hereunder by giving not less than ten Business Days' prior written notice to that effect to the Facility Agent, PROVIDED THAT no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

3.      PURPOSE

3.1     PURPOSE
        Each Borrower shall apply all amounts borrowed by it under Facility A or Facility B towards funding the liquidity requirements of the Group in accordance with the Original Liquidity Plan (as updated by the most recently delivered Liquidity Plan) and for general corporate purposes.

3.2     MONITORING
        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     INITIAL CONDITIONS PRECEDENT
        No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of
        Schedule 2 (CONDITIONS PRECEDENT) in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent shall notify ABB and the Lenders promptly upon being so satisfied.

4.2     FURTHER CONDITIONS PRECEDENT
        (a) The Lenders will only be obliged to comply with Clause 5.4 (LENDERS' PARTICIPATION) if on the date of the Utilisation Request and on the proposed Utilisation Date:

               (i) no Event of Default or, in each case other than in the case of a Rollover Loan, Default is continuing or would result from the proposed Loan; and

               (ii) the Repeating Representations to be made by ABB pursuant to Clause 19.25 (REPETITION) are true in all respects.

        (b) A Loan will not be made if it would result in the Base Currency Amount of all Loans exceeding the Total Commitments.

4.3     CONDITIONS RELATING TO OPTIONAL CURRENCIES
        A currency will constitute an Optional Currency in relation to a Loan if it is Sterling or Euro, or it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan PROVIDED THAT there may not at any time be Loans outstanding denominated in more than 5 Optional Currencies.

4.4     MAXIMUM NUMBER OF LOANS
        (a) No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation:

               (i)     21 or more Facility A Loans would be outstanding; or

               (ii)    11 or more Facility B Loans would be outstanding.

        (b) Any Loan made by a single Lender under Clause 6.2 (UNAVAILABILITY OF A CURRENCY) shall not be taken into account in this Clause 4.4.

                                    SECTION 3
                                   UTILISATION

5.      UTILISATION

5.1     DELIVERY OF A UTILISATION REQUEST AND CONDITIONS THERETO
        Save in respect of a Term-Out Loan, any Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

        (a) Each Utilisation Request shall have attached thereto a certificate from ABB confirming that:

               (i) the aggregate amount of Available Cash is, or will at some point during the period of 28 days after the relevant Utilisation Date because of net cash outgoings occurring within such period in accordance with the most recently delivered Liquidity Plan be, less than $300,000,000 (or its equivalent in other currencies);

               (ii) the amount requested in such Utilisation Request is, having taken into account the aggregate of the amounts requested in each other Utilisation Request delivered after the delivery of the most recently delivered Liquidity Plan (if any), consistent with the level of borrowings forecast in the most recently delivered Liquidity Plan (if any) in respect of the next 28 days; and

               (iii)   there is no Material Adverse Deviation.

        (b) No Utilisation Request in respect of a Loan to be advanced in any Month may be delivered if as a result thereof the aggregate Base Currency Amount of all Loans outstanding would exceed the Monthly Borrowing Limit for such Month.

        (c) No Utilisation Request may be delivered by any Borrower with respect to a Utilisation of Facility B unless Facility A has been, or will on the first proposed Utilisation Date for Facility B be utilised in full.

        (d) No Utilisation Request may be delivered by any Borrower with respect to a Utilisation of the Facilities:

               (i)     at any time after either:

                       (A) the Majority Lenders (acting in good faith on credit grounds on the basis of the matters disclosed in the PwC Report (Phase II) and after consultation with ABB) reject the PwC Report (Phase II) within 2 weeks of the Facility Agent receiving it; or

                       (B) 31 January 2003, if the PwC Report (Phase II) has not been delivered to the Facility Agent on or before such date;

               (ii) at any time after 28 February 2003 if the Asbestos Milestone has not been met.

5.2     COMPLETION OF A UTILISATION REQUEST
        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

               (i)     it identifies the Facility to be utilised;

               (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

               (iii) the currency and amount of the Utilisation comply with Clause 5.3 (CURRENCY AND AMOUNT); and

               (iv) the proposed Interest Period complies with Clause 10 (INTEREST PERIODS).

        (b)    Only one Loan may be requested in each Utilisation Request.

5.3     CURRENCY AND AMOUNT
        (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

        (b)    The amount of the proposed Loan must be:

               (i) if the currency selected is the Base Currency, a minimum of $25,000,000 for Facility A and $25,000,000 for
                       Facility B or in either case, if less, the Available Facility; or

               (ii) if the currency selected is an Optional Currency, the minimum amount (and, if required, integral multiple) specified by the Facility Agent or, if less, the Available Facility; and

               (iii) in any event such that its Base Currency Amount is less than or equal to the Available Facility,

               or in each case such lesser amount as is required by the terms of the most recently delivered Liquidity Plan and/or to comply with Clause 2.2 of Clause 2 (THE FACILITIES).

5.4     LENDERS' PARTICIPATION
        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

        (b) Subject to Clause 6.2 (UNAVAILABILITY OF A CURRENCY) the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

        (c) The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.      OPTIONAL CURRENCIES

6.1     SELECTION OF CURRENCY
        The relevant Borrower shall select the currency of a Loan in the Utilisation Request.

6.2     UNAVAILABILITY OF A CURRENCY
        If before the Specified Time on any Quotation Day:

        (a) a Lender notifies the Facility Agent that the Optional Currency (other than Euro or Sterling) requested is not readily available to it in the amount required; or

        (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency (other than Euro or Sterling) would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3     NOTIFICATION
        The Facility Agent shall notify the Lenders and the relevant Borrower of Optional Currency amounts (and the applicable Facility Agent's Spot Rate of Exchange) promptly after they are ascertained.

                                    SECTION 4
             TERM-OUT OPTION, REPAYMENT, PREPAYMENT AND CANCELLATION

7.      TERM-OUT OPTION AND REPAYMENT

7.1     TERM-OUT OPTION
        (a)

               (i) The Obligor's Agent shall be entitled subject to the provisions of sub-paragraph (ii) below, once, at any time during the period falling 30 Business Days prior to the Termination Date, upon the provision of not less than five Business Days' notice in writing to the Facility Agent, to require that:

                       (A) each Facility A Loan specified in such notice (each a "SPECIFIED LOAN") which would be outstanding on the Termination Date be converted into a Term Loan on the Termination Date; and

                       (B) all or any part of the Available Facility under Facility A on the day falling one Business Day prior to the Termination Date be drawn down as a Term Loan on the Termination Date (the "TERM-OUT LOAN").

               (ii) Any notice delivered by ABB pursuant to sub-paragraph (i) above shall identify, with respect to each Specified Loan and the Term-Out Loan, the Borrower thereof and the Base Currency Amount thereof. The aggregate of the Base Currency Amount of all of the Specified Loans and the Term-Out Loan may not exceed $750,000,000.

        (b) The Facility Agent shall notify the Lenders of any notice received by it pursuant to the provisions of paragraph (a) above as soon as reasonably practicable after receipt thereof.

        (c) If ABB delivers a notice under paragraph (a) above and if on the Termination Date:

               (i) no Default is continuing assuming availability of the Term-Out Loan;

               (ii) the Repeating Representations to be made by each Obligor are true in all material respects;

               (iii) a Business Plan has been delivered to the Facility Agent on or after 1 December 2003 which demonstrates, on the assumption that the Term-Out Option is available, that the minimum aggregate amount of Available Cash at all times during the year which commences on 1 January 2004 is $300,000,000 (or its equivalent in other currencies), and such Business Plan had attached thereto a certificate from Senior Management of ABB confirming without personal liability that they have been advised by their Auditors that the assumptions underlying such Business Plan will be accepted by the Auditors in the context of their audit work for the year which commenced on 1 January 2003; and

               (iv) the Facility Agent has received, for the account of the Lenders, a fee in an amount equal to 1.00 per cent. on the aggregate of the Base Currency Amount of all of the Specified Loans and the Term-Out Loan, then:

                       (A) each Specified Loan outstanding on the Termination Date shall be converted into a Term Loan;

                       (B) each Lender shall make its participation in the Term-Out Loan available on the Termination Date through its Facility Office,

                       and, the Term Loans made to each Borrower shall be aggregated and thereafter treated as a single Term Loan to such Borrower. On the Termination Date the Available Commitment of each Bank shall be cancelled and reduced to zero.

        (d) On the Termination Date, with respect to each Specified Loan which is not denominated in the Base Currency:

               (i) each Lender shall pay an amount equal to its portion of the New Amount of such Specified Loan to the Facility Agent, who shall hold the same on behalf of such Lender;

               (ii)    the Facility Agent shall:

                       (A) apply the amount so made available to it by each Lender in or towards the purchase of such Lender's portion of the amount of such Specified Loan in the currency in which it is denominated and pay the amount so purchased to such Lender; and

                       (B) pay any portion of the amount made available to it by the Lenders and not applied in accordance with sub-paragraph (A) above to the Borrower of such Specified Loan; and

               (iii) the Borrower of such Specified Loan shall pay to the Facility Agent for the account of each Lender a sum equal to the amount (if any) by which such Lender's share of the existing Specified Loan exceeds the amount paid by the Facility Agent to such Lender pursuant to sub-paragraph (ii)(A) above.

        (e) Each Lender will participate through its Facility Office in each Term Loan made pursuant to paragraph (a) of this Clause 7.1 in the same proportion as it participated in the corresponding Facility A Loan immediately prior to the making of such Term Loan.

        (f) The period for which the Term Loans are outstanding shall be divided into successive interest periods each of which (other than the first which shall start on the Termination Date) shall start on the last day of the preceding such period.

        (g) The duration of each Interest Period for the Term Loans shall be determined in accordance with the provisions of Clause 10.1 (SELECTION OF INTEREST PERIODS). Any Interest Period containing a Repayment Date shall be chosen so as to end on that Repayment Date.

        (h)    For the avoidance of doubt, if the fee referred to in paragraph
               (c)(iv) of this Clause is paid to the Facility Agent and no Term Loan is made or permitted to remain outstanding on the Termination Date, then the Lenders will procure that that fee is refunded to ABB.

7.2     REPAYMENT OF TERM LOANS
        ABB shall procure that the Borrowers shall repay the Term Loans such that the aggregate amount of the Term Loans is on the dates set out below reduced by the amounts set out below:

                      REPAYMENT DATE                    AMOUNT $
                       1 July 2004                     150,000,000

                      1 October 2004                   250,000,000

                     15 December 2004                  350,000,000

        PROVIDED THAT if the amount termed-out on the Termination Date (the "TERM-OUT AMOUNT") is less than $750,000,000 the above amounts shall be reduced in inverse chronological order by an amount equal to the amount by which $750,000,000 exceeds the Term-Out Amount.

7.3     REPAYMENT OF FACILITY A LOANS AND FACILITY B LOANS
        Prior to and on the Termination Date, each Borrower shall repay each Facility A Loan or, as the case may be, Facility B Loan made to it on the last day of the Interest Period for such Facility A Loan or, as the case may be, such Facility B Loan save for any Specified Loan permitted to remain outstanding under the terms of Clause 7.1 (TERM-OUT OPTION).

7.4     REDUCTION OF FACILITY
        (a) The Total Commitments shall be reduced in instalments on each date specified below (each a "REDUCTION DATE") such that the Total Commitments on any date do not exceed the amount set out below on such date:

               REDUCTION DATES
               1 November 2003                         $ 1,200,000,000

               1 December 2003                         $ 1,000,000,000

        (b) Any reduction of Commitments required pursuant to paragraph (a) shall be applied first against Total Facility B Commitments and once the Total Facility B Commitments have been reduced to zero, against the Total Facility A Commitments.

        (c) The Company shall ensure that sufficient Loans are repaid on a Reduction Date to the extent necessary so that the aggregate of the Base Currency Amounts of the outstanding Loans under the relevant Facility (after that repayment) is equal to or less than the reduced amount of the relevant Commitments.

        (d) Any reduction of the Total Facility B Commitments shall reduce rateably the Facility B Commitment of each Lender. Any reduction of the Total Facility A Commitments shall reduce rateably the Facility A Commitment of each Lender.

8.      PREPAYMENT AND CANCELLATION

        For the purposes of this Clause 8:

        "DIVESTMENTS NET DISPOSALS PROCEEDS" means in relation to a Disposal to a non-Group member of all or any part of the Divestment Assets, 50 per cent. of all Net Disposal Proceeds received by a member of the Group excluding the first $1,350,000,000 of such Net Disposal Proceeds.

        "EXCLUDED PROCEEDS" means:

        (a) cash proceeds received in respect of a transaction within sub-paragraphs (a)(iii) to (a)(vii) inclusive of Clause 22.4 (DISPOSALS);

        (b) cash proceeds received in respect of individual Disposals with an individual value of up to $50,000,000 (or its equivalent in other currencies) except to the extent that such cash proceeds are cash proceeds contemplated by paragraph (c) below;

        (c) cash proceeds received in respect of Disposals with an individual value of more than $10,000,000 (or its equivalent in other currencies) where the amount of such cash proceeds, when aggregated with other such cash proceeds received by Group Companies, is $50,000,000 (or its equivalent in other currencies) or less;

        (d) cash proceeds received in respect of Disposals of receivables pursuant to the Existing Securitisations;

        (e) cash proceeds received in respect of Disposals of marketable securities in the ordinary course of treasury activities of the disposing Group Company or in the ordinary course of investment management activities in the case of a Group Company that is an insurance or re-insurance company;

        (f) cash proceeds received in respect of Disposals by a Group Company (other than ABB) which is not an Obligor to other Group Companies; and

        (g) cash proceeds received by a Group Company in 2004 in respect of Disposals of assets which are not Divestment Assets but which fall within the divestment and special item line in the Original Liquidity Plan for June 2004 up to a maximum amount of $600,000,000.

        "NET CAPITAL MARKETS PROCEEDS" means the cash proceeds of the issue of any bonds, notes, debentures, loan stock, other similar instrument, securitisation or other financing (after deducting reasonable fees and expenses incurred by any Group Company in relation to such issues or financings) other than cash proceeds received pursuant to:

               (i) issues of commercial paper or medium term notes outside of the Group by an Obligor or ABB Financial Services Australia Ltd or any successor issuer of commercial paper in Australia with a maturity of one year or less;

               (ii)    the Existing Securitisations;

               (iii) cash pooling arrangements made in the course of day-to-day cash management of the Group;

               (iv)    Project Finance Indebtedness;

               (v)     financing between members of the Group;

               (vi) any single bank loan facility, repo facility, committed FX lines, swaps and similar market contracts made available to a Group Company; and

               (vii) facilities made available to Group Companies for the purposes of refinancing a facility made available by a bank or a branch of a bank in the same jurisdiction of incorporation as the relevant Group Company (a "LOCAL BILATERAL FACILITY") to the extent of the amount of the Local Bilateral Facility actually repaid or cancelled.

        "NET DISPOSAL PROCEEDS" means the cash proceeds (including any amount received in repayment of intercompany debt) of any Disposal after deducting:

        (a) reasonable fees and expenses incurred by any Group Company due to such disposal;

        (b) VAT paid or payable by the seller or any other Group Company due to such Disposal; and

        (c) any tax incurred and required to be paid by the seller or any other Group Company in connection with such Disposal (as reasonably determined by the seller or such Group Company, acting in good faith, on the basis of existing rates and taking account of any available credit, deduction or allowance).

        "NET EQUITY PROCEEDS" means the cash proceeds of any issue of shares or stock of any Group Company excluding shares of ABB where such shares are:

        (a) held as treasury stock in relation to any convertible bond issued by ABB;

        (b) issued as part of an employee share option plan for a Group Company; or

        (c) issued pursuant to any financing plan in connection with the Chapter XI filing of CE,

        and after deducting:

               (i) reasonable fees and expenses incurred by any Group Company due to such issue of shares;

               (ii) VAT paid or payable by any Group Company due to such issue; and

               (iii) any tax incurred and required to be paid by a Group Company in connection with such issue.

        "NON OGP/DIVESTMENT DISPOSAL PROCEEDS" means any Net Disposal Proceeds from a Disposal of any asset of any Group Company excluding:

        (a)    Excluded Proceeds;

        (b)    the Net Disposal Proceeds in relation to OGP; and

        (c)    the Net Disposal Proceeds in relation to the Divestment Assets.

        "OGP NET DISPOSAL PROCEEDS" means in relation to a Disposal of all or any part of OGP:

        (a)    the first $750,000,00 of any Net Disposal Proceeds; and

        (b) 50 per cent. of any excess over $1,500,000,000 of the Net Disposal Proceeds.

8.1     LENDER ILLEGALITY
        If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

        (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

        (b) unless the repayment referred to in paragraph (c) below avoids such unlawfulness, upon the Facility Agent notifying ABB, the Commitment of that Lender will be immediately cancelled; and

        (c) each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender's participation in the Loans made to it on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified ABB or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than 5 Business Days after receipt of such notice or, if earlier, the last day of any applicable grace period permitted by law).

8.2     BORROWER ILLEGALITY
        If it is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents, save where such obligations are not, or could reasonably be considered not to be, material to the interests of the Lenders under the Finance Documents, the Borrowers shall within 15 Business Days of being served with notice by the Facility Agent so to do, repay all Loans, together with accrued interest and all other amounts accrued under the Finance Documents. On the service of any such notice the Facility shall be cancelled and the Commitments will be reduced to zero.

8.3     MANDATORY PREPAYMENT ON CHANGE OF CONTROL
        (a) If any person (whether alone or together with any associated person) becomes the beneficial owner of shares in the issued share capital of ABB carrying the right to more than 50% of the votes exercisable at a general meeting of ABB:

               (i) ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

               (ii) the Facility Agent may (on the instructions of the Majority Lenders), by not less than 10 Business Days' notice to ABB and having consulted with ABB, cancel the Facility and declare all Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

               For the purposes of this Clause 8.3, "ASSOCIATED PERSON" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 839 of the Income and Corporate Taxes Act 1988) of that person.

        (b) On any cancellation of the Facility pursuant to this Clause 8.3, the Commitments will be reduced to zero.

8.4     MANDATORY PREPAYMENT - OGP
        (a) If a Group Company receives any Net Disposal Proceeds in relation to a Disposal of all or any part of OGP, ABB shall promptly notify the Facility Agent upon becoming aware of the same.

        (b) ABB shall procure that the OGP Net Disposal Proceeds are applied in reduction of the Facility, as soon as reasonably practicable and in any event within 5 Business Days of receipt by any Group Company in accordance with the provisions of Clause 8.8 (APPLICATION OF MANDATORY PREPAYMENTS).

8.5     MANDATORY PREPAYMENT - DIVESTMENT ASSETS
        (a) If a Group Company receives any Net Disposal Proceeds in relation to a Disposal of all or any part of the Divestment Assets, ABB shall promptly notify the Facility Agent upon becoming aware of the same.

        (b) ABB shall procure that the Divestments Net Disposal Proceeds are applied in reduction of the Facility, as soon as reasonably practicable and in any event within 5 Business Days of receipt by any Group Company, in accordance with the provisions of Clause
               8.8 (APPLICATION OF MANDATORY PREPAYMENTS).

8.6     MANDATORY PREPAYMENT - OTHER PROCEEDS
        (a)    If a Group Company receives:

               (i)     any Non OGP/Divestment Disposal Proceeds;

               (ii)    any Net Capital Markets Proceeds; and/or

               (iii)   any Net Equity Proceeds,

               ABB shall promptly notify the Facility Agent upon becoming aware of the same.

        (b)    ABB shall procure that:

               (i)     any Non OGP/Divestment Disposal Proceeds;

               (ii)    any Net Capital Market Proceeds; and/or

               (iii)   any Net Equity Proceeds,

               are applied in reduction of the Facility, as soon as reasonably practicable and in any event within 5 Business Days of receipt by any Group Company, in accordance with the provisions of Clause
               8.8 (APPLICATION OF MANDATORY PREPAYMENTS).

        (c) Paragraph (b) above shall not apply to the extent that ABB, by written notice to the Facility Agent, elects to retain up to $500,000,000 generated in accordance with the Discretionary Funding Plan PROVIDED THAT:

               (i) ABB sends a written notice to the Facility Agent certifying that:

                       (1) the first $250,000,000 of such amount (the "DISCRETIONARY FUNDING BALANCE") will be utilised by ABB for the discretionary funding requirements of the Group; and

                       (2) the second $250,000,000 of such amount (the "APPROVED FUNDING BALANCE") will be utilised by ABB for the Approved Funding Requirements of the Group (to the extent the Approved Funding Balance has not been designated by ABB to meet the covenant at paragraph (e) of Clause 21.2 (FINANCIAL CONDITION)); and

               (ii) pending the application by ABB of the Approved Funding Balance towards Approved Funding Requirements, ABB deposits the Approved Funding Balance in an interest bearing blocked account in the name of ABB Capital B.V. held with Citibank, N.A. and grants Security in form and substance reasonably required by the Majority Lenders over such amount as security for the Secured Obligations and on the basis that such Security shall be released to allow amounts to be utilised in accordance with the Approved Funding Requirements.

        (d) ABB's obligations pursuant to this Clause 8.6 to procure prepayment of the Facility from Non OGP/Divestment Disposal Proceeds or Net Capital Markets Proceeds shall only be to the extent that such Non OGP/Divestment Disposal Proceeds or Net Capital Markets Proceeds (as the case may be) can be transferred to a Borrower for the purpose of the relevant prepayment and cancellation without contravening any applicable laws PROVIDED FURTHER HOWEVER that each Group Company shall use its best endeavours to effect such transfer of Non OGP/Divestment Disposal Proceeds or Net Capital Markets Proceeds (as the case may be) and if such transfer cannot be made without contravening applicable laws shall use its reasonable endeavours to procure that the relevant prepayment is made from other available cash reserves of Group Companies.

8.7     EXCESS AVAILABLE CASH
        (a) If on the last Business Day of any calendar month, the Available Cash of the Group is more than $500,000,000 (the amount in excess of $500,000,000 on such date being the "EXCESS AMOUNT"), ABB shall promptly notify the Facility Agent upon becoming aware of the same.

        (b) ABB shall procure that the Excess Amount in respect of the last day of any calendar month is applied in reduction of the Facility, as soon as reasonably practicable and in any event within 5 Business Days of the end of the relevant calendar month in accordance with the provisions of Clause 8.8 (APPLICATION OF MANDATORY PREPAYMENTS).

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8.8     APPLICATION OF MANDATORY PREPAYMENTS
        Any reduction of the Facility made under Clause 8.4 (MANDATORY PREPAYMENT - OGP), Clause 8.5 (MANDATORY PREPAYMENT - DIVESTMENT ASSETS), Clause 8.6 (MANDATORY PREPAYMENT - OTHER PROCEEDS) or Clause
        8.7 (EXCESS AVAILABLE CASH) shall be applied as follows:

        (a)    Prior to the Termination Date:

               (i) first, in prepayment and, save in the case of a prepayment under Clause 8.7 (EXCESS AVAILABLE CASH), cancellation of Facility B and the Facility B Commitment of the Lenders shall be cancelled rateably; and

               (ii) secondly, in prepayment and, save in the case of a prepayment under Clause 8.7 (EXCESS AVAILABLE CASH), cancellation of Facility A and the Facility A Commitment of the Lenders shall be cancelled rateably; and

        (b)    on and following the Termination Date, in repayment of the Loan;
               and

        (c) any repayment of the Loan following the Termination Date shall satisfy the remaining obligations under Clause 7.2 (REPAYMENT OF TERM LOANS) in inverse chronological order.

8.9     VOLUNTARY CANCELLATION
        ABB may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000 and an integral multiple of $5,000,000) of the Available Facility. Any such cancellation shall be applied first in cancellation of Facility B and secondly in cancellation of Facility A. Any cancellation under this Clause 8.9 shall reduce rateably the Commitments under the relevant Facility.

8.10    VOLUNTARY PREPAYMENT
        A Borrower may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan made to it (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $25,000,000 and rounded as the Facility Agent may reasonably require). The Borrower must prepay and cancel all of Facility B before applying any prepayment against Facility A.

8.11    RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER
        (a)    If:

               (i) any sum payable to any Lender by ABB or an Obligor is required to be increased under paragraph (c) of Clause
                       13.2 (TAX GROSS-UP); or

               (ii) any Lender claims indemnification from ABB or a Borrower under Clause 13.3 (TAX INDEMNITY) or Clause 14.1 (INCREASED COSTS),

               then ABB may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

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        (b)    On receipt of a notice referred to in paragraph (a) above, the
               Commitment of that Lender shall immediately be reduced to zero.

        (c) On the last day of each Interest Period in respect of a Loan which ends after ABB has given notice under paragraph (a) above (or, if earlier, the date specified by ABB in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.12    RESTRICTIONS
        (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c) Any prepayment of the Loan following the Termination Date shall satisfy the remaining obligations under Clause 7.2 (REPAYMENT OF TERM LOANS) in inverse chronological order.

        (d) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid prior to the Termination Date may be reborrowed in accordance with the terms of this Agreement.

        (e) No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

        (g) If the Facility Agent receives a notice under this Clause 8.12 it shall promptly forward a copy of that notice to the affected Borrower or the affected Lender, as appropriate.

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                                    SECTION 5
                              COSTS OF UTILISATION

9.      INTEREST

9.1     CALCULATION OF INTEREST
        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)    Margin;

        (b)    LIBOR or, in relation to any Loan in euro, EURIBOR; and

        (c)    the Additional Cost Rate (where applicable).

9.2     PAYMENT OF INTEREST
        (a) Each Borrower shall pay accrued interest on each Loan made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

        (b) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (c) of Clause 13.2 (TAX GROSS-UP), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

9.3     DEFAULT INTEREST
        (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 2.00 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 (DEFAULT INTEREST) shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

        (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4     NOTIFICATION OF RATES OF INTEREST
        The Facility Agent shall promptly notify the Lenders and ABB of the determination of a rate of interest under this Agreement.

10.     INTEREST PERIODS

10.1    SELECTION OF INTEREST PERIODS
        (a) The relevant Borrower may select an Interest Period for a Term Loan which commences after the Termination Date, in a Selection Notice.

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        (b)    Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Facility Agent by the relevant Borrower not later than the Specified Time.

        (c) If the relevant Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

        (d) Subject to this Clause 10, each Interest Period, for any Loan made prior to the Termination Date shall be one Month or any other period of less than one Month to end on the Termination Date or to comply with Clause 7.4 (REDUCTION OF FACILITY) or any other period agreed between such Borrower and the Facility Agent (acting on the instructions of all the Lenders) Provided that each Interest Period for a Loan in an amount of $1,000,000 borrowed by ABB Structured Finance Investment B.V. may be one, two, three or six Months. Each Interest Period for any Loan outstanding after the Termination Date shall be one, two, three or six Months or any other period of less than one Month to comply with Clause 7.2 (REPAYMENT OF TERM LOANS) or any other period agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders).

        (e) An Interest Period for a Facility A Loan or a Facility B Loan shall not extend beyond the Termination Date.

        (f) Each Facility A Loan and each Facility B Loan has one Interest Period only save for any Facility A Loan permitted to remain outstanding under the terms of Clause 7.1 (TERM-OUT OPTION).

10.2    NON-BUSINESS DAYS
        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.     CHANGES TO THE CALCULATION OF INTEREST

11.1    ABSENCE OF QUOTATIONS
        Subject to Clause 11.2 (MARKET DISRUPTION), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2    MARKET DISRUPTION
        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

               (i)     the Margin;

               (ii) the rate notified to the Facility Agent, ABB and the relevant Borrower by that Lender in a certificate (which sets out the details of the computation of the relevant rate and shall be prima facie non-binding evidence of the same)
                       as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

               (iii) the Additional Cost Rate, if any, applicable to that Lender's participation in the Loan.

        (b)    In this Agreement "MARKET DISRUPTION EVENT" means:

               (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

               (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that
                       Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3    ALTERNATIVE BASIS OF INTEREST OR FUNDING
        (a) If a Market Disruption Event occurs and the Facility Agent or ABB so requires, the Facility Agent and ABB shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and ABB, be binding on all Parties.

11.4    BREAK COSTS
        (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by such Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

        (b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to ABB and the relevant Borrower a certificate (which shall constitute prima facie non-binding evidence of the matters to which it refers) addressed to the Facility Agent, ABB and the relevant Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

12.     FEES

12.1    COMMITMENT FEE
        (a) ABB shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

               (i) 1.00 per cent. per annum on that Lender's Available Commitment under Facility A for the Availability Period applicable to Facility A; and

               (ii) 1.00 per cent, per annum on that Lender's Available Commitment under Facility B for the Availability Period applicable to Facility B.

        (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2    PARTICIPATION FEE
        ABB shall pay to the Mandated Lead Arrangers for and on behalf of the Lenders the participation fees in the amount and at the times agreed in a Fee Letter.

12.3    AGENCY FEE
        ABB shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4    TRUSTEE FEE
        ABB shall pay to the Trustee (for its own account) the trustee fee in the amount and at the times agreed in a Fee Letter.

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                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

13.     TAX GROSS UP AND INDEMNITIES

13.1    DEFINITIONS
        (a)    In this Clause 13:

               "INITIAL BORROWER JURISDICTION" means any of The Netherlands, the United States of America, Switzerland, Sweden or Guernsey.

               "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

               "QUALIFYING LENDER" means:

               (i) in respect of a payment by a Borrower resident in Switzerland for the purposes of Swiss tax, a Lender which is a bank;

               (ii) in respect of a payment by a Borrower incorporated in the United States of America, a Lender which is:

                       (A) created or organised under the laws of the United States of America or of any state (including the District of Columbia) thereof; or

                       (B) resident in a jurisdiction having a double taxation agreement with the United States of America which makes provision for full exemption from tax imposed by the United States of America on interest and which does not carry on a business in the United States of America through a permanent establishment with which that Lender's participation in the Facility is effectively connected; or

                       (C) entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes,

                       and which has complied with any procedural requirements within its control necessary to receive such payment without the imposition of United States withholding tax; or

               (iii) in respect of a payment by a Borrower incorporated in any jurisdiction except the United States of America or Switzerland, any Lender.

               "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

               "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

               "TAX PAYMENT" means an increased payment made by ABB or an Obligor to a Finance Party under Clause 13.2 (TAX GROSS-UP) or a payment made by ABB or an Obligor under Clause 13.3 (TAX INDEMNITY).

               In this Clause a reference to "determines" or "determined" means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination acting in good faith.

13.2    TAX GROSS-UP
        (a) ABB and each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

        (b) ABB, an Obligor or a Lender shall promptly upon becoming aware that ABB or an Obligor (as the case may be) must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify ABB and the relevant Obligor.

        (c) If a Tax Deduction is required by law to be made by ABB or an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from ABB or that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

        (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

               (i) is the Facility Agent or an Mandated Lead Arranger (on its own behalf);

               (ii)    is a Qualifying Lender; or

               (iii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date hereof in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

        (e) If ABB or an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

        (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, ABB or the relevant Obligor (as the case may be) shall deliver to the Facility Agent for the Finance Party entitled to the payment original receipts or certified copies thereof or if not available, other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

        (g) Each Finance Party, ABB and the Obligors shall co-operate in completing any procedural formalities necessary for ABB or an Obligor to make a payment to which the Finance Party is entitled without a Tax Deduction or with a reduced Tax Deduction. Each Finance Party shall on the reasonable written request of ABB or an Obligor complete and deliver to ABB or that Obligor all documentation reasonably required by ABB or that Obligor in order to enable it to make such payments without a Tax Deduction or with a reduced Tax Deduction (so long as the completion or delivery of such documentation would not prejudice the legal or commercial position of the relevant Finance Party).

13.3    TAX INDEMNITY
        (a) ABB or the Borrowers shall (within three Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

        (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

               (i)

                       (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

                       (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

                       (C) arising by reason of the making of a Loan to a Borrower in an Initial Borrower Jurisdiction under the law of such jurisdiction, except to the extent arising by reason of a change in law or in any regulation occurring after the date of this Agreement, PROVIDED THAT this paragraph shall not apply to any Tax assessed or imposed on the Facility Agent, if that Tax is imposed on or calculated by reference to the net income received or receivable (including any sum deemed to be received or receivable) by that Finance Party; or

               (ii) which is compensated for by Clause 13.2 (TAX GROSS UP) (or would have been so compensated but for an exception to that Clause).

        (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify ABB.

        (d) A Protected Party shall, on receiving a payment from ABB under this Clause 13.3, notify the Facility Agent.

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13.4    TAX CREDIT
        If ABB or an Obligor makes a Tax Payment and the relevant Finance Party determines that:

        (a)    a Tax Credit is attributable to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and retained that Tax Credit,

        the Finance Party shall pay an amount to ABB or (as the case may be) that Obligor which that Finance Party determines, acting in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by ABB or that Obligor (as the case may be).

13.5    QUALIFYING LENDERS
        Any Lender which ceases, for any reason, to be a Qualifying Lender shall promptly notify ABB and the relevant Obligor(s) of its change of status.

13.6    STAMP TAXES
        The Borrowers shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, but not in respect of any assignment or transfer pursuant to Clause 24 (CHANGES TO THE LENDERS).

13.7    VALUE ADDED TAX
        (a) All consideration payable under a Finance Document by ABB or the Borrowers to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to ABB or the Borrowers in connection with a Finance Document, ABB or the Borrowers (as the case may be) shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

        (b) Where a Finance Document requires ABB or the Borrowers to reimburse a Finance Party for any costs or expenses, ABB or the Borrowers (as the case may be) shall also at the same time pay and indemnify that Finance Party against all VAT directly incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.     INCREASED COSTS

14.1    INCREASED COSTS
        (a) Subject to Clause 14.3 (EXCEPTIONS) ABB or the Borrowers shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date hereof.

        (b)    In this Agreement "INCREASED COSTS" means:

               (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

               (ii)    an additional or increased cost; or

               (iii) a reduction of any amount due and payable under any Finance Document,

               which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2    INCREASED COST CLAIMS
        (a) A Finance Party intending to make a claim pursuant to Clause 14 (INCREASED COSTS) shall promptly notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify ABB.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Increased Costs with (subject to any rights or duties of confidentiality the relevant Finance Party has in respect of such information) full supporting details (which certificate shall constitute prima facie non-binding evidence of the matters to which it relates).

14.3    EXCEPTIONS
        (a) Clause 14.1 (INCREASED COSTS) does not apply to the extent any Increased Cost is:

               (i) attributable to a Tax Deduction required by law to be made by ABB or an Obligor;

               (ii) compensated for by Clause 13.3 (TAX INDEMNITY) (or would have been compensated for under Clause 13.3 (TAX INDEMNITY) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (TAX INDEMNITY) applied);

               (iii) not payable as provided in Clause 24.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER);

               (iv)    compensated for by the payment of the Additional Cost
                       Rate;

               (v) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation; or

               (vi)    not notified to ABB within 3 months of being incurred.

        (b) In this Clause 14.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 13.1 (Definitions).

15.     OTHER INDEMNITIES

15.1    CURRENCY INDEMNITY
        (a) If any sum due from ABB or an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be

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               converted from the currency (the "FIRST CURRENCY") in which that
               Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

               (i) making or filing a claim or proof against ABB or any of the Obligors;

               (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

               ABB or that Obligor (as the case may be) shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) ABB and each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2    OTHER INDEMNITIES
        ABB or the Borrowers shall indemnify each Lender upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of:

        (a) the occurrence of any Event of Default (but excluding any costs of enforcement save as provided in Clause 17.3 (ENFORCEMENT COSTS));

        (b) a failure by ABB or an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (SHARING AMONG THE FINANCE PARTIES);

        (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Lender alone); or

        (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

15.3    INDEMNITY TO THE TRUSTEE
        (a) Each Obligor shall (subject to Clause 18.9(a) (CONFIRMATIONS AND RESTRICTIONS) in respect of Swedish Obligors) promptly indemnify the Trustee and every Receiver and Delegate against any cost, loss or liability directly incurred by any of them as a result of:

               (i) the taking, holding, protection or enforcement of the Transaction Security,

               (ii) the exercise of any of the rights, powers, discretions and remedies vested in the Trustee and each Receiver and Delegate by the Finance Documents or by law; and

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               (iii)   any default by any Obligor in the performance of any of
                       the obligations expressed to be assumed by it in the Finance Documents,

               except to the extent the same arises from negligence or default of the respective Trustee, Receiver or Delegate.

        (b) The Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.3 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.4    INDEMNITY TO THE FACILITY AGENT
        ABB or the Borrowers shall promptly indemnify the Facility Agent, upon presentation of duly documented evidence thereof, against any reasonable cost, loss or liability properly and directly incurred by the Facility Agent (acting reasonably) as a result of:

        (a) investigating any event which it reasonably believes is a Default; or

        (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (OPTIONAL CURRENCIES); or

        (c) acting or relying on any notice, request or instruction which it reasonably believes (after due enquiry) to be genuine, correct and appropriately authorised.

16.     MITIGATION BY THE LENDERS

16.1    MITIGATION
        (a) Each Finance Party shall, in consultation with ABB, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (LENDER ILLEGALITY), Clause 13 (TAX GROSS-UP AND INDEMNITIES) or Clause 14 (INCREASED COSTS) or which would result in any increased amount being payable under this Agreement by reason of a change in the Additional Cost Rate after the date hereof including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate (provided that such Affiliate qualifies as a PMP) or Facility Office and, in such circumstances a Lender will, at the request of ABB but subject to ABB indemnifying it for the costs of so doing, transfer its rights and obligations under the Finance Documents to another Lender.

        (b) Paragraph (a) above does not in any way limit the obligations of the Obligors under the Finance Documents.

16.2    LIMITATION OF LIABILITY
        (a) ABB or the Borrowers shall indemnify each Finance Party, upon presentation of duly documented evidence thereof, for all costs and expenses reasonably and directly incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (MITIGATION).

        (b)    A Finance Party is not obliged to take any steps under Clause
               16.1 (MITIGATION) (other than a transfer of its rights and obligations to another Lender where ABB or

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               a Borrower indemnifies it for the cost of so doing) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

17.     COSTS AND EXPENSES

17.1    TRANSACTION EXPENSES
        ABB or the Borrowers shall promptly on demand pay, upon presentation of duly documented evidence thereof, the Facility Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

        (a) this Agreement and any other documents referred to in this Agreement; and

        (b)    any other Finance Documents executed after the date hereof.

17.2    AMENDMENT COSTS
        If (a) ABB requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (CHANGE OF CURRENCY), ABB or the Borrowers shall, within 3 Business Days of demand, reimburse the Facility Agent, upon presentation of duly documented evidence thereof, for the amount of all costs and expenses (including legal fees) reasonably and directly incurred by the Facility Agent and which have previously been agreed with ABB in responding to, evaluating, negotiating or complying with that request or requirement.

17.3    ENFORCEMENT COSTS
        ABB or the Borrowers shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party at any time after the service of a notice by the Facility Agent under Clause 23.14 (ACCELERATION) in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4    FSA AND ECB COSTS
        (a) This Clause 17.4 applies if, whether now or in the future, either:

               (i) a requirement to pay fees is imposed by the Financial Services Authority under the Fees Rules; or

               (ii)    a reserve requirement is imposed by the European Central
                       Bank;

               which, in either case, is applied to any Lender (and would be applied generally to banks or financial institutions of a similar nature to that Lender) as a consequence of its entering into and/or performing its obligations under this Agreement and/or assuming or maintaining its Commitment under this Agreement and/or making one or more Loans under this Agreement. If, as a result, that Lender's effective return on its overall capital is reduced, ABB and the Borrowers agree to reimburse that Lender for the amount claimed.

        (b) In the event that paragraph (a) above applies, each Lender may submit a certificate setting out a calculation of the amount claimed by it (and, in the case of an amount

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               claimed as a result of a reserve requirement being imposed by the
               European Central Bank, certifying that such amount has been reasonably determined) to the Facility Agent within the period (the "CERTIFICATE PERIOD") of 10 Business Days after the end of each Relevant Period. The Facility Agent will notify ABB of the amount claimed by that Lender within 5 Business Days after the end of the relevant Certification Period and ABB or the Borrowers shall (absent manifest error in the relevant notice) reimburse that Lender for the amount claimed within 3 Business Days after the date of such notification.

        (c)    In this Clause 17.4, a "RELEVANT PERIOD" is, as appropriate:

               (i) the period beginning on the date hereof and ending on 30 June 2003; and

               (ii) the period which starts on 30 June 2003 and ends on the Termination Date,

               and "FEES RULES" means, as appropriate, either:

               (i) the rules on periodic fees contained in the FSA Supervision Manual; or

               (ii) such other law or regulations as may be in force from time to time relating to the payment of fees for the acceptance of deposits.

17.5    TRUSTEE'S ONGOING COSTS
        (a) In the event of the occurrence of (i) a Default or (ii) the Trustee considering it necessary or expedient or (iii) being requested by an Obligor or the Majority Lenders to undertake duties which the Trustee and ABB agree to be of an exceptional nature and/or outside the scope of the normal duties of the Trustee under the Finance Documents, ABB or the relevant Borrower shall pay to the Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them.

        (b) If the Trustee and ABB fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by ABB or, failing approval, nominated (on the application of the Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by ABB and the determination of any investment bank shall be final and binding upon the parties to this Agreement).

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                                    SECTION 7
                                    GUARANTEE

18.     GUARANTEE AND INDEMNITY

18.1    GUARANTEE AND INDEMNITY
        Subject to the provisos and confirmations contained in Clause 18.9 (CONFIRMATIONS AND RESTRICTIONS) each Guarantor irrevocably and unconditionally:

        (a) guarantees to each Secured Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

        (b) undertakes with each Secured Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Secured Party immediately on demand against any cost, loss or liability suffered by that Secured Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover.

18.2    CONTINUING GUARANTEE
        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3    REINSTATEMENT
        If any payment by an Obligor or any discharge given by a Finance Party or Bilateral Bank (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of the Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4    WAIVER OF DEFENCES
        The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

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        (b)    the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Company;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)    any insolvency or similar proceedings.

18.5    IMMEDIATE RECOURSE
        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6    APPROPRIATIONS
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7    DEFERRAL OF GUARANTOR'S RIGHTS
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)    to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

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        (c)    to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8    ADDITIONAL SECURITY
        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9    CONFIRMATIONS AND RESTRICTIONS
        (a) The obligations and liabilities of ABB Financial Services AB, or any other Guarantor which is incorporated in Sweden, under this Clause 18 shall be limited if required by an application of the provisions of the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN) (SFS 1975:1385)) in force from time to time regulating prohibited loans and guarantees and distribution of assets (including profits/dividends) and it is understood that the liability of any such Swedish Obligor under this Clause 18 only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

               The obligations and liabilities of ABB Financial Services AB, or any other Guarantor which is incorporated in Sweden, under this Clause 18 shall terminate if, and when, it ceases to be a Borrower pursuant to Clause 25.3 (RESIGNATION OF A BORROWER).

               The Guarantee of ABB Financial Services AB shall not extend to the obligations of ABB Holding AG as a Guarantor.

        (b) Any term or provision of this Clause 18 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor which is incorporated in any state of the United States of America (a "US GUARANTOR") shall be liable shall not exceed the maximum amount for which such US Guarantor can be liable without rendering this Agreement or any other Finance Document, as it relates to the US Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable state law) (collectively "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of the US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the US Guarantor hereunder) and (b) to the value as assets of the US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to (i) applicable law or (ii) any other agreement providing for an equitable allocation among the US Guarantor and other Subsidiaries or affiliates of any Borrower of obligations arising under this Agreement or any guarantees of the obligations by such parties.

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        (c)    Each Obligor incorporated in Guernsey waives any right which that
               Obligor may have under the existing or future law of the island of Guernsey:

               (i) whether by virtue of the "DROIT DE DIVISION" or otherwise to require that any liability under this Agreement be divided or apportioned with any other person or reduced in any manner whatsoever; and

               (ii) whether by virtue of the "DROIT DE DISCUSSION" or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against that Obligor in respect of any liability hereby assumed by that Obligor.

        (d) The obligations and liabilities of ABB Asea Brown Boveri Ltd or any Guarantor which is incorporated in Switzerland shall in respect of all present and future conditional and unconditional claims of the Secured Parties against any member of the Group other than that Guarantor and its wholly owned subsidiaries arising from time to time out of the Finance Documents shall only be deemed to be undertaken or incurred to the extent and in the maximum amount of that Guarantor's free reserves available for distribution (being the positive difference between the assets of that Guarantor and the aggregate of all liabilities, the amount of the registered share capital and the mandatory reserves at any given time, all these amounts to be established in accordance with Swiss law), taking into account the deduction of Swiss withholding tax at the rate of 35% (or such other rate in force from time to time), subject to any applicable double taxation treaty, levied on any such reserves made available for distribution.

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                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.     REPRESENTATIONS

        ABB (in respect of itself and each Group Company) and each Obligor (in respect of itself) makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement. Each Third Party Security Provider (in respect only of itself) makes the representations and warranties set out in Clauses 19.1 (STATUS) to 19.8 (NO FILING OR STAMP TAXES) (inclusive), 19.16 (SECURITY) to 19.18 (TRANSACTION SECURITY) (inclusive), 19.21 (LEGAL AND BENEFICIAL OWNER) and 19.22 (SHARES) to each Finance Party on the date of this Agreement.

19.1    STATUS
        (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2    BINDING OBLIGATIONS
        The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

19.3    NON-CONFLICT WITH OTHER OBLIGATIONS
        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is party do not and will not conflict with:

        (a)    any law or regulation applicable to it;

        (b)    its or any of its Subsidiaries' constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets,

        and in the case of paragraph (c) on any repetition after the date of this Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect.

19.4    POWER AND AUTHORITY
        It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE
        All Authorisations required by ABB and each Obligor (including, in the case of any Dutch Obligor, any works council advice):

        (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

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        (b)    to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

        have been obtained or effected and are in full force and effect.

19.6    GOVERNING LAW AND ENFORCEMENT
        Subject to the Reservations, the choice of governing law of each of the Finance Documents to which it is party will be recognised and enforced in each Relevant Jurisdiction.

19.7    INSOLVENCY
        Neither it nor, in the case of ABB, any of its Subsidiaries if it is a Material Company has taken any action nor have any steps been taken or legal proceedings been started against it or, in the case of ABB, any of its subsidiaries if it is a Material Company for winding-up, dissolution or re-organisation, the enforcement of any Security over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its assets.

19.8    NO FILING OR STAMP TAXES
        Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents to which it is party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to those Finance Documents or the transactions contemplated by those Finance Documents other than in respect of the Transaction Security, which steps will be taken prior to the first drawdown save in the case of the Transaction Security created under the Security Document detailed in paragraph 2(vii) of Part 1 of Schedule 2 (CONDITIONS PRECEDENT), which steps shall be taken promptly after such document becomes effective in accordance with its terms.

19.9    NO DEFAULT
        (a) No Default or, on repetition, no Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which could reasonably be expected to have a Material Adverse Effect.

19.10   NO MISLEADING INFORMATION
        (a) Taken as a whole and as updated prior to the date on which the relevant element of the Syndication Package was finalised, any factual information provided by it or any of its Subsidiaries for the purposes of the Syndication Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

        (b) The Business Plan, when delivered, has been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

        (c) Nothing has occurred or been omitted from the information provided by any member of the Group in relation to the Syndication Package and no information

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               has been given or withheld that results in the information contained in the Syndication Package being untrue or misleading in any material respect as at the date of the relevant component of the Syndication Package.

        (d) All written information supplied by any member of the Group after the date hereof, in connection herewith is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

        (e) The schedule of Intercompany Loans referred to in paragraph 6(c) of Schedule 2 (CONDITIONS PRECEDENT) provided by ABB to the Lenders is true, complete and accurate in all material respects as at the date to which it is drawn up.

19.11   FINANCIAL STATEMENTS AND LIQUIDITY PLANS
        (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

        (b) Its Original Financial Statements fairly represent in all material respects its financial condition and operations (consolidated in the case of ABB and, where applicable, any other Obligor) during the relevant financial year.

        (c) Each of the latest financial statements required to be delivered under Clause 20.1(a) (FINANCIAL STATEMENTS) fairly presents in all material respects the financial position of the Group or, if applicable, sub-group as at the date to which they were prepared and for the period then ended.

        (d) Each of the latest set of consolidated financial statements required to be delivered under Clause 20.1(b) fairly presents in all material respects the financial condition of ABB and its Subsidiaries as at the date to which they were prepared and for the period then ended.

        (e) The projections and forecasts contained in the Original Liquidity Plan are fair and based on reasonable assumptions as at the date to which it was drawn up and the Original Liquidity Plan does not omit any information which would make such projections and forecasts materially misleading as at the date to which it was drawn up.

        (f) The projections and forecasts contained in the Liquidity Plan most recently delivered to the Facility Agent are fair and based on reasonable assumptions and such Liquidity Plan does not omit any information which would make such projections and forecasts materially misleading.

19.12   NO MATERIAL ADVERSE EFFECT
        Since 30 September 2002:

        (a) there has been no material adverse change in any of the business, condition (financial or otherwise), operations, performance or properties of the Group (taken as a whole); and

        (b) no event or circumstance or series of events or circumstances whether related or not has occurred which has a Material Adverse Effect,

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        PROVIDED THAT none of the facts or circumstances referred to in (i) the
        Syndication Package or (ii) any public filings, announcements or press releases issued by ABB or the rating agencies prior to the date hereof shall, for the purposes of this representation, constitute a material adverse change or a Material Adverse Effect as contemplated by the paragraphs above.

19.13   PARI PASSU RANKING
        Its payment obligations under the Finance Documents rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14   NO PROCEEDINGS PENDING OR THREATENED
        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries save in relation to asbestos liabilities relating to CE's business.

19.15   ENVIRONMENTAL COMPLIANCE
        Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

19.16   SECURITY
        No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted under Clause
        22.3 (NEGATIVE PLEDGE).

19.17   RANKING
        Subject to the Reservations, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or PARI PASSU ranking Security save in respect of the Transaction Security created or evidenced by the Security Document detailed at paragraph 2(vii) of Schedule 2 (CONDITIONS PRECEDENT) which, on becoming effective, will constitute second ranking security.

19.18   TRANSACTION SECURITY
        Subject to the Reservations, each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

19.19   GOOD TITLE TO ASSETS
        It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the material assets necessary to carry on its business as presently conducted.

19.20   PENSIONS
        As of the last actuarial report, its pension plan is funded to the levels required by applicable local laws.

19.21   LEGAL AND BENEFICIAL OWNER
        It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security to which it is a party.

19.22   SHARES
        The shares owned or purported to be owned by it which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security.

19.23   PROFESSIONAL MARKET PARTIES
        Each Dutch Borrower represents, warrants and agrees that its financing activities have been conducted and will be conducted in a manner so that it has the benefit of the exemptive relief (the "EXEMPTIVE RELIEF") available pursuant to article 2 of the Exemption Regulation to the Netherlands Act on the Supervision of Credit Institutions 1992 (WET TOEZICHT KREDIETWEZEN 1992) dated 26 June 2002 (VRIJSTELLINGSREGELING WTK, hereinafter, as amended or restated from time to time, the "EXEMPTION REGULATION") or (insofar as the period up to 1 July 2002 is concerned) article 4 of the Ministerial Regulation of 4 February 1993, and in particular it represents, warrants and agrees that:

        (a) it has not received and will not receive any repayable funds (OPVORDERBARE GELDEN) from a person other than a PMP or from group companies (as defined in the Exemption Regulation); and

        (b) it has ascertained through public registers that each of the Original Lenders is a professional market party within the meaning of the Exemption Regulation; and

        (c) it has not failed to make any filing or notification that could result in a loss of the Exemptive Relief and it will comply with all filing and notification requirements pursuant to the Exemption Regulation.

19.24   AGGREGATE AMOUNT OF INDEBTEDNESS
        The maximum aggregate amount of Indebtedness arising under the Finance Documents from time to time which is secured by the Transaction Security granted by a Material Subsidiary does not at any time exceed an amount which is equal to 20% of total consolidated assets of the Group at such time less an amount equal to Other Secured Indebtedness.

        In this Clause 19.24 "Indebtedness", "Material Subsidiary", "Permitted Security Interest", "Securitization Indebtedness", "Security Interest" shall have the meanings ascribed thereto in the Euro 500,000,000 9.50 per cent. Instruments due 2008 and L200,000,000 10.00 per cent. Instruments due 2009 issued by ABB International Finance Ltd, and "Other Secured Indebtedness" means Indebtedness which has the benefit of a Security Interest which is not a Permitted Security Interest (within the definition of (a) to (e) thereof inclusive) but shall exclude Securitization Indebtedness.

19.25   REPETITION
        (a) The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

        (b) The representation set out in paragraph (e) of Clause 19.11 (FINANCIAL STATEMENTS) is deemed to be made by ABB on the first day of the month to which the Liquidity Plan referred to therein relates.

        (c) The representation set out in paragraph (b) of Clause 19.10 (NO MISLEADING INFORMATION) is deemed to be made by ABB on the date the Business Plan is delivered to the Facility Agent.

20.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1    FINANCIAL STATEMENTS
        (a) ABB and each Obligor shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event on or before the day falling 20 days prior to 16 May in each of its financial years in the case of ABB and 150 days after the end of each of its financial years in the case of any other relevant Group Company, its financial statements and in the case of ABB the financial statements of each Group Company in respect of whose shares the Lenders have Transaction Security (which, in the case of ABB and any Obligor where such financial statements are prepared, shall be its audited and/or consolidated financial statements for that year).

        (b) ABB shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years (save for the last quarter) its unaudited consolidated financial statements for that quarter.

20.2    COMPLIANCE CERTIFICATE
        (a) ABB shall supply to the Facility Agent, with each set of financial statements delivered by it pursuant to paragraph (a) and (b) of Clause 20.1 (FINANCIAL STATEMENTS), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (FINANCIAL COVENANTS) as at the balance sheet date as at which those financial statements were drawn up.

        (b) Each Compliance Certificate shall be signed without personal liability by two duly authorised signatories of ABB.

20.3    REQUIREMENTS AS TO FINANCIAL STATEMENTS
        (a) Each set of financial statements delivered by an Obligor pursuant to Clause 20.1 (FINANCIAL STATEMENTS) shall be certified without personal liability by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

        (b) ABB shall procure that each set of financial statements delivered pursuant to Clause 20.1 (FINANCIAL STATEMENTS) is prepared using GAAP.

        (c) ABB shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (FINANCIAL STATEMENTS) is prepared using GAAP, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, or its accounting practices or reference periods and the relevant Obligor in consultation with its auditors delivers to the Facility Agent:

               (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

               (ii) in respect of changes affecting the consolidated accounts of the Group, sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (FINANCIAL COVENANTS) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

               Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4    LIQUIDITY PLAN AND BUSINESS PLAN
        (a) Prior to the Termination Date, on or prior to the fifteenth Business Day of each calendar month or, in respect of each calendar month that falls at the end of the financial quarter, on or prior to the date on which ABB is obliged to deliver quarterly financial statements under paragraph (b) of Clause 20.1 (FINANCIAL STATEMENTS), ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders) an up to date Liquidity Plan together with a commentary from the chief financial officer.

        (b) ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders) with each set of financial statements delivered pursuant to paragraph (b) of Clause 20.1 (FINANCIAL STATEMENTS) a commentary from duly authorised signatories of ABB on the actual performance of the Group as against projected performance forecast in the Business Plan for the relevant quarter.

20.5    INFORMATION: MISCELLANEOUS
        ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

        (a) all documents dispatched by ABB to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or Environmental Claim which are current, threatened or pending against any member of the Group, and which might reasonably be expected to have a Material Adverse Effect;

        (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request;

        (d) promptly upon becoming aware of a material development and at least once every financial quarter, details of the progress of the CE Chapter XI filing and any material change in the structure of the Group; and

        (e) at the end of each financial quarter details relating to the funding of the Discretionary Funding Balance and the funding and utilisation of the Approved Funding Balance (if any).

20.6    NOTIFICATION OF DEFAULT
        (a) Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

        (b) If any Lender considers in good faith that a Default is continuing, promptly upon a request by the Facility Agent, ABB shall supply to the Facility Agent a certificate signed by two of its authorised signatories (without personal liability) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7    USE OF WEBSITES
        (a) Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "DESIGNATED WEBSITE") if:

               (i) the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

               (ii) both ABB and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

               (iii) the information is in a format previously agreed between ABB and the Facility Agent.

               If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Facility Agent shall notify ABB accordingly and ABB shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event ABB shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

        (b) The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by ABB and the Facility Agent.

        (c) ABB shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

               (i) the Designated Website cannot be accessed due to technical failure;

               (ii) the password specifications for the Designated Website change;

               (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

               (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

               (v) ABB becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

               If the Borrower notifies the Facility Agent under paragraph
               (c)(i) or paragraph (c)(v) above, all information to be provided by ABB under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

        (d) Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. ABB shall comply with any such request within ten Business Days.

21.     FINANCIAL COVENANTS

21.1    FINANCIAL DEFINITIONS
        In this Clause 21:

        "CONSOLIDATED NET WORTH" means total stockholders' equity, calculated disregarding changes in total accumulated other comprehensive income as from 1 January 2003 onwards, in each case as reflected in the ABB consolidated statement of changes in stockholders' equity (part of the consolidated financial statements of ABB) adjusted:-

        (i) by excluding the amount of any provisions through the income statements related to asbestos liabilities net of any deferred tax assets that, on or after the date hereof but on or prior to the last day of the relevant quarter of a financial year of ABB, have been created as a result of such provisions (and for the avoidance of doubt such deferred tax assets shall only be taken into account in an amount up to the amount of such provisions) provided such net amount does not exceed $300,000,000;

        (ii)   to disregard capital gains and losses from Disposals; and

        (iii) to disregard negative effects on equity for treasury stock transactions (excluding share buy-backs) and stock option activity.

        "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Relevant Period, the earnings before interest and taxes, as reflected in the ABB consolidated income statement.

        "EBITDA" means, for any Relevant Period, Consolidated Profits Before Interest and Taxes before any amount attributable to the impairment or amortisation of intangible assets and impairment, write-off or depreciation of tangible assets (to the extent that the same occur after 30 September 2002) adjusted to disregard any impacts of (i) new accounting standards adopted in 2003 and (ii) costs relating to the Company's announced $800 million restructuring program to the extent previously disclosed.

        "QUARTER DATE" means the last day of each Relevant Period.

        "RELEVANT PERIOD" means each period of twelve months ending on the last day of ABB's financial year and each period of twelve months ending on the last day of each quarter of ABB's financial year.

        "TOTAL GROSS DEBT" means the aggregate of short-term borrowings and current maturities on long-term borrowings and long-term borrowings in each case as reflected in the ABB consolidated balance sheet less the amount available under the Approved Funding Balance to repay debt. If OGP is sold prior to the fourth financial quarter in 2003, the Total Gross Debt Limit applicable to any reporting periods subsequent to the sale but prior to the fourth financial quarter of 2003 will be reduced by the Net Disposal Proceeds.

        "TOTAL GROSS INTEREST" means, in respect of any Relevant Period, the interest expense for financial liabilities and costs of the securitisation programmes of the Group as reflected in the ABB consolidated income statement (excluding any fees, taxes or commissions and non cash expenses relating to currency hedges of debt securities).

21.2    FINANCIAL CONDITION
        ABB shall ensure that:

        (a) The ratio of EBITDA to Total Gross Interest for each Relevant Period ended on each Quarter Date specified below shall not be less than the ratio set out below opposite such Quarter Date.

               QUARTER DATE                                     RATIO
               31 December 2002                                 3.50:1
               31 March 2003                                    2.50:1
               30 June 2003                                     2.25:1
               30 September 2003                                2.50:1
               31 December 2003                                 2.75:1
               31 March 2004                                    2.75:1
               30 June 2004                                     2.75:1
               30 September 2004                                3.00:1.

        (b) Total Gross Debt during any Relevant Period specified below shall not at any time exceed the amount set out below opposite such Relevant Period.

               RELEVANT PERIOD                                  TOTAL GROSS DEBT AMOUNT
               Date hereof to 31 December 2002                  $ 8,100,000,000
               1 January to 31 March 2003                       $ 8,350,000,000
               1 April to 30 June 2003                          $ 8,250,000,000
               1 July to 30 September 2003                      $ 8,350,000,000
               1 October to 31 December 2003                    $ 7,200,000,000
               1 January to 31 March 2004                       $ 6,800,000,000
               1 April to 30 June 2004                          $ 6,500,000,000
               1 July to 30 September 2004                      $ 6,150,000,000
               1 October to 15 December 2004                    $ 5,300,000,000.

        (c) EBITDA for each Relevant Period ended on each Quarter Date specified below shall not be less than the amount set out below opposite such Quarter Date.

               QUARTER DATE
               31 December 2002                                 $   959,000,000
               31 March 2003                                    $   878,000,000
               30 June 2003                                     $   884,000,000
               30 September 2003                                $ 1,065,000,000
               31 December 2003                                 $ 1,168,000,000
               31 March 2004                                    $ 1,218,000,000
               30 June 2004                                     $ 1,281,000,000
               30 September 2004                                $ 1,364,000,000.

        (d) Consolidated Net Worth shall not, as at the last day of any quarter of a financial year of ABB, be less than the relevant amount calculated in accordance with the following formula:

               A + B,

               where:

                  A    =    $1,400,000,000; and

                  B    =    in respect of a testing date for this paragraph (d)
                            ending on the last day of any quarter of a financial year of ABB, 50 per cent. of the consolidated net income (adjusted to exclude those amounts set out in (i) and (ii) of the definition of Consolidated Net
                            Worth) of the Group for the period from 1 January
                            2003 until such last day of such financial quarter, PROVIDED THAT if any quarterly amount is a negative amount, such amount will be deemed to be zero for the purposes of this paragraph (d).

        (e)    The aggregate amount of Total Gross Debt (other than:

                 (i)   Project Finance Indebtedness;

                 (ii) indebtedness owed by one Group Company to another Group Company;

                 (iii) amounts borrowed by a finance company which is a Group
                       Company and which are on-lent, and remain on-lent, to an Obligor;

                 (iv) amounts borrowed by a Group Company from a bank to which cash-collateral (in a substantially equivalent amount) has been granted by a Group Company in respect of the relevant Group Company obligation to repay such amounts;

                 (v) any amounts borrowed by a Group Company which constitute Total Gross Debt to the extent such amounts are borrowed for the purposes of refinancing other borrowings constituting Total Gross Debt so long as amounts so borrowed are promptly applied in such manner; and

                 (vi) amounts owed to CE or any trust established in connection with its Chapter XI filing),

               of Subsidiaries which are not Borrowers shall not at any time after the date hereof exceed $1,500,000,000 PROVIDED THAT there is no material adverse impact on the Transaction Security (or the value thereof) and for these purposes if the relevant proceeds were remitted to the Treasury Services Operations for use in the ordinary course of the Group's treasury operations and provided the provisions of Clause 22.11 (INTERCOMPANY LOANS) are complied with, this shall be deemed not to have a material impact on the Transaction Security.

        (f) The cumulative total of Net Disposal Proceeds received by a member of the Group (and which shall exclude any amount of cash over which Security is granted pursuant to paragraph (xviii) of Clause 22.3 (NEGATIVE PLEDGE) unless and until such time as such Security is released) in relation to a Disposal of Divestment Assets and/or Net Equity Proceeds shall be at least the amount set out below by each of the dates set out below as at that date:

               DATE                                             AMOUNT $
               31 March 2003                                    $   360,000,000
               30 June 2003                                     $ 1,145,000,000
               16 December 2003                                 $ 1,350,000,000

               PROVIDED THAT ABB may from time to time by notice to the Facility Agent elect to designate all or part of the Discretionary Funding Balance and/or the Approved Funding Balance (if any) at such time in meeting this covenant as at 31 March 2003 and 30 June 2003.

21.3    FINANCIAL TESTING
        The financial covenants set out in Clause 21.2 (FINANCIAL CONDITION) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to sub-paragraph (a) or
        (b) of Clause 20.1 (FINANCIAL STATEMENTS) as applicable.

22.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1    AUTHORISATIONS
        Each Obligor shall promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)    supply certified copies to the Facility Agent of,

        any Authorisation (including, in the case of any Dutch Obligor, any works council advice) required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and, subject to the Reservations, to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

22.2    COMPLIANCE WITH LAWS
        Each Obligor shall comply in all respects with all laws (including, without limitation, Environmental Law and ERISA) to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3    NEGATIVE PLEDGE
        (a) Neither ABB nor any Obligor shall (and ABB shall procure that no other Group Company will) create or permit to subsist any Security over any of its assets.

        (b)    Paragraph (a) above does not apply to:

               (i)     Transaction Security;

               (ii) any Security over any bank account in favour of the bank with which such account is held, in each case granted by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

               (iii)   any Security arising by operation of law;

               (iv) any Security contained in a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

               (v) any Security over or affecting any asset acquired by a Group Company after the date of this Agreement if:

                       (A) the Security was not created in contemplation of the acquisition of that asset by a Group Company;

                       (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company; and

                       (C) such Security is discharged within 3 months of the acquisition of that asset by a Group Company;

               (vi) any Security over or affecting any asset of a Group Company acquired after the date of this Agreement, where the Security is created prior to the date on which that company becomes a Group Company, if:

                       (A) the Security was not created in contemplation of the acquisition of that company;

                       (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company;

               (vii) any Security provided by one Group Company to another Group Company which is an Obligor;

               (viii) any Security arising pursuant to the Existing Securitisations;

               (ix) any Security over the assets of a Project Company, any shareholder loan made to a Project Company or the shares in a Project Company where such Security was created for the purpose of securing Indebtedness incurred to acquire and/or develop the assets of such Project Company and where such Indebtedness constitutes Project Finance Indebtedness of such Project Company, in each case where the Project Company and Project Finance Indebtedness is created or incurred in accordance with the usual business of the Group carried on at the date hereof;

               (x) any Security securing Indebtedness incurred by a Group Company to refinance Indebtedness secured by Security of the type referred to in paragraphs (iv) or (v) above where such first-mentioned Security is over the same asset and is of the same type as such second-mentioned Security and the conditions referred to in paragraph (iv) or, as the case may be, (v) above continue to be satisfied, MUTATIS MUTANDIS; and

               (xi) any Security provided by a Group Company which is an insurance or reinsurance company in the ordinary course of its business;

               (xii) any Security provided in connection with cash collateralised loans in the ordinary course of Group treasury activities;

               (xiii) any Security arising under collateral arrangements entered into in the ordinary course of Group treasury activities in connection with interest rate and currency swaps and other derivative contracts;

               (xiv) any Security provided by a Group Company which is in the structured finance/lease business of the Group in the ordinary course of its business;

               (xv) any Security over any real estate assets (being a Divestment Asset) pursuant to a mortgage financing in an amount up to $250,000,000;

               (xvi) any Security arising pursuant to or in connection with a facility agreement dated 26 November 2002 made between ABB Credit Ltd, ABB and certain banks in relation to the issue of letters of credit in a face amount not exceeding $205,000,000 in favour of General Electric Capital Corporation relating to the sale of the Structured Finance Division;

               (xvii) any Security listed in the letter from ABB to the Facility Agent dated the date hereof and, following the release of such Security, any other Security provided the aggregate amount of the Indebtedness secured pursuant to this paragraph shall at no time exceed $413,000,000;

               (xviii) any Security arising in relation to the raising of amounts forming part of the Approved Funding Balance and any Security granted over or pursuant to the utilisation of the Approved Funding Balance;

               (xix) any Security over or affecting any asset created to facilitate the Disposal of an asset by a Group Company provided the aggregate amount of such Security shall at no time exceed $75,000,000;

               (xx) any Security provided by a Group Company over or affecting the assets of that Group Company to secure its own bonding lines provided that the total amount of Indebtedness secured pursuant to this paragraph (xx) shall at no time exceed $750,000,000;

               (xxi) any Security securing liabilities of a member of the Group under any bilateral credit facility (including without limitation facilities in respect of swaps, foreign exchange and similar market contracts but excluding performance bonds or other instruments relating to trading obligations) providing that the following conditions are satisfied:

                       (A) the Security is over assets subject to Security under the Security Document or such other asset as may be approved by the Majority Lenders;

                       (B) the relevant bilateral lender has in respect of the Security executed an Intercreditor Agreement as a subordinated secured creditor in favour of the Security Trustee;

                       (C)     the Security is held by the Security Trustee;

                       (D) the aggregate indebtedness (or, where relevant, the net marked to market value of the relevant swaps, foreign exchange and similar market contract) secured pursuant to this sub-paragraph
                               (xxi) does not exceed $1,500,000,000.

               (xxii) in cases where Security has been provided to a bilateral lender pursuant to paragraph (xxi) above, Security over cash proceeds advanced under the relevant bilateral facility by way of cash collateral for exposure under a local bilateral facility of the type referred to in paragraph (xxi) above;

               (xxiii) any Security to the extent not falling within any of paragraphs (i) - (xxii) (inclusive) above PROVIDED THAT the total amount of Indebtedness secured pursuant to this paragraph (xxii) shall at no time exceed $87,000,000 PROVIDED ALWAYS THAT no Security shall be permitted to be given by any Obligor over any of its loans which are made to other Group Companies other than in respect of Transaction Security.

        (c) Notwithstanding the provisions of paragraph (b), the maximum aggregate amount of Indebtedness that is secured pursuant to a Security Interest granted by a Material Subsidiary under paragraph (b) from time to time shall not exceed an amount which is equal to 20% of total consolidated assets of the Group at such time less an amount equal to Other Secured Indebtedness. "Indebtedness", "Material Subsidiary", "Permitted Security Interest", "Security Interest" and "Securitization Indebtedness" shall have the meanings ascribed thereto in the Euro 500,000,000
               9.50 per cent. Instruments due 2008 and L200,000,000 10.00 per cent. Instruments due 2009 issued by ABB International Finance Ltd, and "Other Secured Indebtedness" means Indebtedness which has the benefit of a Security Interest which is not a Permitted Security Interest (within paragraphs (a) to (e) inclusive of that definition as set out in those Instruments) but shall exclude Securitization Indebtedness.

22.4    DISPOSALS
        ABB shall not (and shall ensure that no other Group Company will), enter into a Disposal other than a Disposal:

        (a)
               (i) made on arm's length terms and, in respect of any such Disposal having a value in excess of $25,000,000, for cash consideration of at least 80% of total consideration (or such greater amount or lesser percentage as the Majority Lenders may approve in relation to a particular Disposal, such approval not to be unreasonably withheld or delayed); or

               (ii) to a Group Company (subject to there being no material adverse impact on the Transaction Security (or the value thereof)); or

               (iii) of cash or cash equivalents where such disposal is not otherwise prohibited under this Agreement; or

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               (iv)    made in the ordinary course of the day to day business of
                       the disposing Group Company; or

               (v) of cash and cash equivalents, notes, shares and marketable securities, rights under insurance contracts and real estate to or in connection with the trusts to be established for the purpose of meeting claims in respect of the Chapter XI Filing of CE up to the amount set out in the Original Liquidity Plan; or

               (vi)    of receivables pursuant to the Existing Securitisations;
                       or

               (vii) pursuant to the planned re-organisation of the Group notified to the Facility Agent in writing on or prior to the date hereof, and

        (b) that, whether alone or together with any other Disposals by Group Companies, does not, and could reasonably be expected not to have, a Material Adverse Effect.

22.5    MERGER
        Save in respect of the planned reorganisation of the Group notified in writing to the Facility Agent, no Obligor shall (and ABB shall ensure that no other member of the Group will) enter into any amalgamation, demerger (excluding any disposal permitted by Clause 22.4 (DISPOSALS) or solvent reorganisations not affecting Obligors where there is no material adverse impact on the Transaction Security), merger or corporate reconstruction.

22.6    INSURANCE
        Each Obligor shall (and ABB shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the relevant jurisdiction and taking into account the availability of insurance generally.

22.7    ACQUISITIONS
        No Obligor shall (and ABB shall ensure that no other member of the Group will) acquire any company, business or undertaking or form or enter into any joint venture, partnership, consortium or other like arrangement save (in each case) pursuant to the ordinary course of business practices of the Group carried on at the date hereof.

22.8    TREASURY SERVICES OPERATIONS
        ABB shall ensure that cash of any Group Company that is freely transferable under applicable law and regulation by such Group Company is promptly remitted to the Treasury Service Operations in accordance with the cash management policies of the Group carried on at the date hereof.

22.9    CASH MANAGEMENT
        ABB shall ensure that all Available Cash in excess of $100,000,000 at any time is deposited with a Lender.

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22.10   DIVIDENDS
        (a) ABB will not pay, make or declare any dividend, return on capital, repayment of capital contribution or other distribution (whether in cash or in kind) whatsoever to its shareholders or their Affiliates.

        (b) Excluding ABB Asea Brown Boveri Ltd and ABB Holding AG, no Guarantor, Third Party Security Provider or company in respect of whose shares the Lenders have Transaction Security shall pay, make or declare any dividend, return on capital, repayment of capital contribution or other distribution (whether in cash or in kind) whatsoever to its shareholders or their Affiliates save for a dividend, return on capital, repayment of capital contribution or other distribution utilising the proceeds of a Disposal.

        (c)    Paragraph (b) of this Clause 22.10 shall not apply to:

               (i) any payment required to be made pursuant to the terms of a domination agreement and/or profit and loss pooling agreement detailed in paragraph (o) of Part 1 of Schedule 3 (CONDITIONS PRECEDENT); and

               (ii) distributions of income under local tax sharing arrangements between Group Companies incorporated in the United States or Sweden where such payments are made in accordance with the ordinary course of business practices as carried on at the date hereof.

22.11   INTERCOMPANY LOANS
        (a) No Obligor shall (and ABB shall ensure that no other member of the Group will) pay, prepay, repay, defease, exchange, assign, set-off or repurchase any amount under a Group A Loan or a Group B Loan unless permitted by the Finance Documents.

        (b) Each Intercompany Loan (save for Excluded Loans) shall be made on the terms set out for the relevant category of Group A Loan, Group B Loan, Group C Loan or Group D Loan set out in the Amendment Agreement.

        (c)    ABB shall or shall procure that:

               (i) fifteen Business Days after the end of each month, an up to date schedule of all Intercompany Loans is delivered to the Facility Agent, in sufficient copies for all the Lenders;

               (ii) Security is created in favour of the Trustee in respect of all new Intercompany Loans that have been made since the date of the previous schedule of Intercompany Loans delivered to the Facility Agent and, in the case of ABB Financial Services Australia Ltd once it becomes an Intercompany Lender, this is effected within 30 days after the end of each month in respect of any Intercompany Loans made by it by its execution of a document substantially in the form of the Security Assignment detailed in paragraph 2(i) of Schedule 2 (CONDITIONS PRECEDENT) (PROVIDED THAT for these purposes subsequent advances under revolving facilities in effect from the date hereof will not be deemed to be new Intercompany Loans); and

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               (iii)   notices and acknowledgements of assignment are sent to
                       and received from all debtors under the Intercompany Loans assigned to the Trustee (save for Excluded Loans) pursuant to paragraph (ii) above within 5 Business Days of the relevant assignment.

22.12   ACCESS
        ABB shall ensure that each Obligor and each Group Company whose shares are the subject of the Transaction Security shall:

        (a) on request of the Facility Agent, provide the Facility Agent and Trustee with any information the Facility Agent or Trustee may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

        (b) permit the Trustee, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (i) to inspect and take copies and extracts from the books, accounts and records of that company and (ii) to view the Charged Property (without becoming liable as mortgagee in possession).

22.13   PREPAYMENT OF GROUP FACILITIES
        ABB shall not (and shall ensure that no other Group Company will) voluntarily prepay any banking facility of a Group Company, purchase or redeem prior to their stated maturity any bonds or other capital markets instruments issued by a Group Company and ABB shall not (and shall ensure that no other Group Company will) repurchase or redeem any shares or stock issued by ABB PROVIDED THAT this shall not restrict any of the following activities of the Group:

        (a) the operation of cash-pooling arrangements in the ordinary course of the Group's business;

        (b) the prepayment of banking facilities of Group Companies to the extent that such facilities are cash-collateralised and the cash collateral is released upon such prepayment;

        (c) the substitution of existing finance arrangements of Group Companies with new finance arrangements of a comparable amount;

        (d)    the repayment of any overdraft facility of any Group Company; and

        (e) transactions in the ordinary course of treasury and investment activities of relevant Group Companies;

        save that none of the provisos contained in paragraphs (a) to (e) above shall apply in respect of the Group A Loans and the Group B Loans.

22.14   CHANGE OF BUSINESS
        ABB shall procure that no substantial change is made to the general nature of the business of the Group which would result in the core businesses of the Group, taken as a whole, being other than the businesses of power and automation technology.

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22.15   SECURITY
        Each Obligor shall (and ABB shall ensure that each member of the Group will) at its own expense take all such action as the Trustee may reasonably require (to the extent legally possible and commercially practicable) for the purpose of perfecting or protecting the Trustee's rights under and preserving the Transaction Security and following the making of any declaration pursuant to Clause 23.14 (ACCELERATION) for facilitating the realisation of any such security or any part thereof.

22.16   INDEBTEDNESS
        ABB shall procure that none of ABB Oil & Gas USA, Inc, ABB Schweiz Holding AG or ABB Norden Holding AB incurs Indebtedness that is materially higher than their respective levels of Indebtedness outstanding at the date hereof.

22.17   JORF LASFAR
        ABB shall use reasonable endeavours to procure that the third party consents required before the Transaction Security created under the Security Document detailed at paragraph 2(vii) of Schedule 2 (CONDITIONS PRECEDENT) is expressed to become effective (taking into account any requirement from such third party that the Lenders enter into a priority agreement in respect thereof) is delivered to the Facility Agent.

22.18   ACCOUNTS OF ABB CAPITAL B.V.
        (a) ABB shall procure that ABB Capital B.V. grants Security over each of its current accounts held in New York to the Trustee as soon as reasonably practicable after the date hereof. Such security shall be in form and substance reasonably satisfactory to the Facility Agent and shall provide for ABB Capital B.V. to have access to the relevant account balances in a similar manner to the equivalent provisions in the Security Document listed in paragraph 3(a) of Part 1 of Schedule 2 (CONDITIONS PRECEDENT); and

        (b) ABB shall procure that ABB Capital B.V. utilises its bank accounts in Germany, Spain and The Netherlands for the purposes for which they are currently used in accordance with the ordinary course of business practices carried on by ABB Capital B.V. at the date hereof.

23.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in Clause 23 is an Event of Default.

23.1    NON-PAYMENT
        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

        (a) its failure to pay is caused by administrative or technical error; and

        (b)    payment is made within 3 Business Days of its due date.

23.2    FINANCIAL COVENANTS AND INDEBTEDNESS
        Any requirement of Clause 21 (FINANCIAL COVENANTS) is not satisfied.

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23.3    OTHER OBLIGATIONS
        An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (NON-PAYMENT) and Clause
        23.2 (FINANCIAL COVENANTS)) and if the failure to comply is capable of remedy, it is not remedied within 15 Business days of the Facility Agent giving notice to ABB or ABB becoming aware of the failure to comply.

23.4    MISREPRESENTATION
        Any representation or statement made or deemed (by virtue of Clause
        19.25 (REPETITION)) to be made by ABB or an Obligor in this Agreement is or proves to have been incorrect or misleading in any respect when made or deemed to be made and, where the circumstances making such representation or statement incorrect or misleading are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 15 Business Days of the Facility Agent giving notice to ABB of such representation or statement being incorrect.

23.5    CROSS DEFAULT
        (a) Any Indebtedness of all or any of the Group Companies is not paid when due nor within any originally applicable grace period.

        (b) Any Indebtedness of all or any of the Group Companies has (i) become capable of being declared and is declared to be or (ii) otherwise becomes due and payable, in any case, prior to its specified maturity as a result of a default or an event of default (however described).

        (c) Any commitment for any Indebtedness of all or any of the Group Companies is cancelled or suspended by a creditor of all or any of the Group Companies as a result of a default or an event of default (however described).

        (d) Any creditor of all or any of the Group Companies becomes entitled to declare any Indebtedness of all or any of the Group Companies due and payable prior to its specified maturity as a result of a default or an event of default (however described).

        (e) No Event of Default will occur under this Clause 23.5 if (1) the Indebtedness falling within paragraphs (a) to (d) is Project Finance Indebtedness or intra-Group Indebtedness or (2) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) (excluding any described in (1) above) above is less than $50,000,000.

23.6    INSOLVENCY
        (a) Any Material Company is unable or admits in writing inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

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        (c)    A moratorium is declared in respect of any indebtedness of any
               Material Company.

        (d)    This Clause 23.6 shall not apply in respect of CE.

23.7    INSOLVENCY PROCEEDINGS
        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation of any Material Company (other than ABB); or

        (b) a composition, assignment or arrangement with any creditor of any Material Company;

        (c) the appointment of a liquidator (other than (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation or (ii) in respect of a solvent liquidation of any Group Company (other than a Material Company)), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Material Company or any of its assets (having an aggregate value of at least $50,000,000); or

        (d) enforcement of any Security over any assets (having an aggregate value of at least $50,000,000) of any Material Company or Obligor by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Indebtedness secured by such Security, or any analogous procedure or step is taken in any jurisdiction PROVIDED THAT this Clause 23.7 shall not apply in respect of CE.

23.8    UNLAWFULNESS
        Subject to Clause 8.2 (BORROWER ILLEGALITY), it is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

23.9    REPUDIATION
        An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

23.10   CESSATION OF BUSINESS
        The Group, taken as a whole, ceases or threatens to cease to do business.

23.11   TRANSACTION SECURITY
        (a) Subject to the Reservations (but excluding any material change of law or judicial interpretation in respect of any matter contained within the definition of Reservations after the date hereof) at any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

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        (b)    Subject to the Reservations (but excluding any material change of law or judicial interpretation in respect of any matter contained within the definition of Reservations after the date hereof) at any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or PARI PASSU ranking Security save in respect of the Transaction Security created or evidenced by the Security Documents detailed at paragraph 2(vii) of Schedule 2 (CONDITIONS PRECEDENT) which on becoming effective will constitute second ranking security.

23.12   MATERIAL AUDIT QUALIFICATION
        The Auditors' report in respect of the annual consolidated financial statements of ABB contains a qualification under US generally accepted audit standards, excluding any reference to the asbestos-related issues of CE.

23.13   MATERIAL ADVERSE CHANGE
        Any event or circumstance occurs which has, or is reasonably likely to have, a Material Adverse Effect after the date hereof.

23.14   ACCELERATION
        On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to ABB:

        (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

        (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

        (d) exercise, or direct the Trustee to exercise, any or all of its rights, authority, remedies and powers under or pursuant to any of the Finance Documents.

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                                    SECTION 9
                               CHANGES TO PARTIES

24.     CHANGES TO THE LENDERS

24.1    ASSIGNMENTS AND TRANSFERS BY THE LENDERS
        Subject to this Clause 24 and after consultation with ABB, a Lender (the "EXISTING LENDER") may:

        (a)    assign any of its rights; or

        (b)    transfer by novation any of its rights and obligations,

        to another bank (the "NEW LENDER").

24.2    CONDITIONS OF ASSIGNMENT OR TRANSFER
        (a) No consent of any Obligor is required for an assignment or transfer by a Lender (save that any assignment made pursuant to this clause shall accord with the Law of Property (Miscellaneous Provisions) (Guernsey) Law 1979 (as amended) where such law is applicable).

        (b) An assignment or transfer shall be in respect of a Commitment of at least $5,000,000 or, if less, the whole of the Commitment of the relevant assignor or transferor.

        (c) An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender and that the New Lender is a Qualifying Lender.

        (d) A transfer will only be effective if the procedure set out in Clause 24.5 (PROCEDURE FOR TRANSFER) is complied with.

        (e)    If:

               (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

               (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged, or at such date it is reasonably foreseeable that an Obligor would be obliged, to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (TAX GROSS-UP AND INDEMNITIES) or Clause 14 (INCREASED COSTS),

               then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

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        (f)    If a Lender at any time assigns or transfers all or any of its rights, benefits and obligations hereunder it will only do so to an entity which qualifies as a PMP within the meaning of the Exemption Regulation.

24.3    ASSIGNMENT OR TRANSFER FEE
        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $1,500.

24.4    LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS
        (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

               (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

               (ii)    the financial condition of any Obligor;

               (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

               (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

               and any representations or warranties implied by law are excluded.

        (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

               (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

               (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

        (c)    Nothing in any Finance Document obliges an Existing Lender to:

               (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

               (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5    PROCEDURE FOR TRANSFER
        (a) Subject to the conditions set out in Clause 24.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent

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               shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

        (b)    On the Transfer Date:

               (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

               (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

               (iii) the Facility Agent, the Mandated Lead Arranger, the Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arranger, the Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

               (iv)    the New Lender shall become a Party as a "Lender".

24.6    DISCLOSURE OF INFORMATION
        (a) Any Lender may disclose to any of its Affiliates and any other person:

               (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

               (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

               (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

               any information about ABB, any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a

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               Confidentiality Undertaking. For the purpose of assignments or transfers by the Lenders, any Obligor waives its banking secrecy rights, if any.

        (b) For the avoidance of doubt, any information provided to any of the Finance Parties under any of the Finance Documents shall without limitation be subject to the duties of confidentiality implied under English law to dealings between banks and their customers.

25.     CHANGES TO THE OBLIGORS

25.1    ASSIGNMENTS AND TRANSFERS BY OBLIGORS
        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2    ADDITIONAL BORROWERS
        (a) ABB may request that any of its wholly-owned Subsidiaries become an Additional Borrower. That Group Company shall become an Additional Borrower if:

               (i) the Group Company is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Group Company;

               (ii) ABB confirms that no Default is continuing or would occur as a result of that Group Company becoming an Additional Borrower;

               (iii) the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent;

               (iv) (unless it would result in the contravention of any applicable law, taking into account the jurisdiction of incorporation of the relevant Group Company and subject to sub-paragraph (b) of Clause 25.4 (ADDITIONAL GUARANTORS)), the Group Company, prior to or at the same time as it becomes an Additional Borrower, becomes an Additional Guarantor in accordance with Clause 25.4 (ADDITIONAL GUARANTORS); and

               (v) the Majority Lenders agree, such consent not to be unreasonably withheld.

        (b) The Facility Agent shall notify ABB and the Lenders promptly upon receiving in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT).

25.3    RESIGNATION OF A BORROWER
        (a) ABB may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

        (b) The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

               (i) no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this to be the case);

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               (ii)    the relevant Borrower is under no actual or contingent
                       obligations under any Finance Documents; and

               (iii) the Majority Lenders agree, such consent not to be unreasonably withheld,

        whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4    ADDITIONAL GUARANTORS
        (a) ABB may request that any of its wholly-owned Subsidiaries become an Additional Guarantor. That Group Company shall become an Additional Guarantor if:

               (i) the Group Company is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Group Company;

               (ii) ABB delivers to the Facility Agent a duly completed and executed Accession Letter;

               (iii) ABB confirms that no Default is continuing or would occur as a result of that Group Company becoming an Additional Guarantor; and

               (iv) the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent.

        (b) If legal counsel in the jurisdiction of incorporation of the relevant Group Company so advise, ABB and the Lenders shall enter into negotiations with a view to agreeing such amendments to Clause 18 (GUARANTEE AND INDEMNITY) as may be necessary to enable the Group Company to become an Additional Guarantor without contravening any applicable laws.

        (c) The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT).

25.5    REPETITION OF REPRESENTATION
        Delivery of an Accession Letter constitutes confirmation by the relevant Group Company that the representations and warranties in Clause 19.5 (VALIDITY AND ADMISSIBILITY IN EVIDENCE) and the representations and warranties deemed to be repeated pursuant to Clause 19.25 (REPETITION) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6    RESIGNATION OF A GUARANTOR
        (a) ABB may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

        (b) Subject (and without prejudice) to paragraph (c) below, the Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

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               (i)     no Default would result from the acceptance of the
                       Resignation Letter (and ABB has confirmed this is the case); and

               (ii) in the case of an Original Guarantor, all the Lenders have consented to ABB's request.

        (c) In the case of a Resignation Letter delivered by ABB with respect to a Guarantor which is incorporated in Sweden, the Facility Agent shall accept such Resignation Letter if the Lenders have accepted its resignation as a Borrower and notify ABB and the Lenders of its acceptance.

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                                   SECTION 10
                               THE FINANCE PARTIES

26.     ROLE OF THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

26.1    APPOINTMENT OF THE FACILITY AGENT
        (a) Each other Finance Party (other than the Trustee) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

        (b) Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

        (c) The Facility Agent shall, unless ABB agrees otherwise, act out of an office in London.

26.2    DUTIES OF THE FACILITY AGENT
        (a) The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

        (b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

        (d) If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Trustee) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3    ROLE OF THE MANDATED LEAD ARRANGERS
        Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4    NO FIDUCIARY DUTIES
        (a) Nothing in this Agreement constitutes the Facility Agent or any of the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

        (b) Neither the Facility Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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26.5    BUSINESS WITH THE GROUP
        The Facility Agent and each of the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6    RIGHTS AND DISCRETIONS OF THE FACILITY AGENT
        (a)    The Facility Agent may rely on:

               (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

               (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

               (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (NON-PAYMENT));

               (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

               (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Obligors.

        (c) The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

        (e) The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement unless it is aware that such information has been received by it in breach of confidence.

        (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7    MAJORITY LENDERS' INSTRUCTIONS
        (a) Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any

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               act (or omission) if it acts (or refrains from taking any action)
               in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Trustee.

        (c) The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
               VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8    RESPONSIBILITY FOR DOCUMENTATION
        None of the Facility Agent, any Mandated Lead Arranger or the Trustee:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, any Mandated Lead Arranger, the Trustee, an Obligor or any other person given in or in connection with any Finance Document or the Syndication Package or the transactions contemplated in the Finance Documents; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.9    EXCLUSION OF LIABILITY
        (a) Without limiting paragraph (b) below, neither the Facility Agent nor the Trustee will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its negligence, wilful default or wilful misconduct.

        (b) No Party (other than the Facility Agent or, as the case may be, the Trustee) may take any proceedings against any officer, employee or agent of the Facility Agent or the Trustee in respect of any claim it might have against the Facility Agent or Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Facility Agent or of the Trustee may rely on this Clause.

        (c) The Facility Agent will (absent negligence and wilful default) not be liable for any delay (or any related consequences) in crediting an account with an amount

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               required under the Finance Documents to be paid by the Facility
               Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

        (d) The Trustee will not be liable to any Finance Party for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise;

        (e) The Trustee will not be liable to any Finance Party for (i) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, or in connection with the Finance Documents or the Transaction Security or (ii) any shortfall which arises on the enforcement of the Transaction Security.

26.10   LENDERS' INDEMNITY TO THE FACILITY AGENT AND TRUSTEE
        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Facility Agent and the Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or the Trustee (otherwise than by reason of the Facility Agent's or the Trustee's gross negligence or wilful misconduct) in acting as Facility Agent or as Trustee under the Finance Documents (unless the Facility Agent or the Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

26.11   RESIGNATION OF THE FACILITY AGENT
        (a) The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and ABB.

        (b) Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and ABB, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

        (c) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with ABB) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

        (d) The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

        (e) The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

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        (f)    Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

26.12   CONFIDENTIALITY
        (a) In acting as agent for the Finance Parties or, as the case may be, trustee for the Secured Parties, the Facility Agent and the Trustee shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Facility Agent or the Trustee, it may be treated as confidential to that division or department and neither the Facility Agent nor the Trustee shall not be deemed to have notice of it.

        (c) Notwithstanding any provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of a fiduciary duty.

26.13   RELATIONSHIP WITH THE LENDERS
        (a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Additional Cost Rate in accordance with Schedule 4 (ADDITIONAL COST RATE).

        (c) Each Secured Party shall supply the Facility Agent with any information that the Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Trustee to perform its functions as trustee. Each Lender shall deal with the Trustee exclusively through the Facility Agent and shall not deal directly with the Trustee.

26.14   CREDIT APPRAISAL BY THE SECURED PARTIES
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Facility Agent, the Mandated Lead Arrangers and the Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

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        (a)    the financial condition, status and nature of each member of the
               Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, Bilateral Document or the Transaction Security;

        (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (d) the adequacy, accuracy and/or completeness of the Syndication Package (to the extent it receives the same) and any other information provided by the Facility Agent, the Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.15   REFERENCE BANKS
        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.16   FACILITY AGENT'S MANAGEMENT TIME
        Any amount payable to the Facility Agent under Clause 15.4 (INDEMNITY TO THE FACILITY AGENT), Clause 17 (COSTS AND EXPENSES) and Clause 26.10 (LENDERS' INDEMNITY TO THE FACILITY AGENT AND TRUSTEE) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees).

26.17   DEDUCTION FROM AMOUNTS PAYABLE BY THE FACILITY AGENT
        If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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26.18   LENDER REPRESENTATION
        Each Lender which is a party to this Agreement on the date hereof represents and warrants to each Dutch Borrower on the date hereof and (for so long as it remains a Lender under this Agreement) on the date on which each Utilisation is made, and each person to whom any Lender assigns any of its rights under this Agreement represents and warrants to each Dutch Borrower on the date on which it becomes a party to this Agreement as a Lender and thereafter (for so long as it remains a Lender under this Agreement) on the date on which each Utilisation is made, that it is a PMP.

27.     ROLE OF TRUSTEE

27.1    TRUST
        The Trustee declares that it shall hold the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement. Each of the Secured Parties to this Agreement agrees that the Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

27.2    NO INDEPENDENT POWER
        The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Trustee.

27.3    TRUSTEE'S INSTRUCTIONS
        The Trustee shall:

        (a) unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Facility Agent and shall be entitled to assume that (i) any instructions received by it from the Facility Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and
               (ii) unless it has received actual notice of revocation that any instructions or directions given by the Facility Agent have not been revoked;

        (b) be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

        (c) be entitled to, carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Trustee to the Lenders.

27.4    TRUSTEE'S ACTIONS
        Subject to the provisions of this Clause 27:

        (a) the Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents

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               which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

        (b) at any time after receipt by the Trustee of notice from the Facility Agent directing the Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Trustee may, and shall if so directed by the Facility Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

27.5    TRUSTEE'S DISCRETIONS
        (a) The Trustee may assume (unless it has received actual notice to the contrary in its capacity as trustee for the Secured Parties) that:

               (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and

               (ii) any right, power, authority or discretion vested in any person has not been exercised.

        (b) The Trustee may, if it receives any instructions or directions from the Facility Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

        (c) The Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Trustee or by any other Secured Party).

        (d) The Trustee may rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person.

        (e) The Trustee may refrain from acting in accordance with the instructions of the Facility Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in Loan or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

27.6    TRUSTEE'S OBLIGATIONS
        The Trustee shall promptly inform the Facility Agent of:

        (a) the contents of any notice or document received by it in its capacity as Trustee from any Obligor under any Finance Document; and

        (b) the occurrence of any Default of which the Trustee has received notice from any other party to this Agreement.

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27.7    EXCLUDED OBLIGATIONS
        The Trustee shall not:

        (a) be bound to enquire as to the occurrence or otherwise of any Default or the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

        (b) be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

        (c) be bound to disclose to any other person (including any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

        (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or

        (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

27.8    NO RESPONSIBILITY TO PERFECT TRANSACTION SECURITY
        The Trustee shall not be liable for any failure to:

        (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

        (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

        (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

        (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

        (e) require any further assurances in relation to any of the Security Documents.

27.9    INSURANCE BY TRUSTEE
        (a) The Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

        (b) Where the Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or

                                     - 91 -
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               indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Trustee has failed to do so within fourteen days after receipt of that request.

27.10   CUSTODIANS AND NOMINEES
        The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.11   ACCEPTANCE OF TITLE
        The Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

27.12   REFRAIN FROM ILLEGALITY
        The Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

27.13   BUSINESS WITH THE OBLIGORS
        The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

27.14   RELEASES
        Upon a disposal of any of the Charged Property:

        (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Trustee; or

        (b)    if that disposal is permitted under the Finance Documents,

        the Trustee shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.15   WINDING UP OF TRUST
        If the Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make Loans or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts

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        set out in this Agreement shall be wound up and the Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Trustee under each of the Security Documents.

27.16   PERPETUITY PERIOD
        The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

27.17   POWERS SUPPLEMENTAL
        The rights, powers and discretions conferred upon the Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Trustee by general law or otherwise.

27.18   DISAPPLICATION
        Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.19   RESIGNATION OF TRUSTEE
        (a) The Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Parties (or to the Facility Agent on behalf of the Lenders).

        (b) Alternatively the Trustee may resign by giving notice to the other Parties (or to the Facility Agent on behalf of the Lenders) in which case the Majority Lenders may in consultation with ABB appoint a successor Trustee.

        (c) If the Majority Lenders have not appointed a successor Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Trustee (after consultation with the Facility Agent and ABB) may appoint a successor Trustee.

        (d) The retiring Trustee shall, at its own cost, make available to the successor Trustee such documents and records and provide such assistance as the successor Trustee may reasonably request for the purposes of performing its functions as Trustee under the Finance Documents.

        (e) The Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

        (f) Upon the appointment of a successor, the retiring Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 26 (ROLE OF THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS) and 27 (ROLE OF TRUSTEE). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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        (g)    The Majority Lenders may, by notice to the Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Trustee shall resign in accordance with paragraph (b) above.

27.20   DELEGATION
        (a) The Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

        (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

27.21   ADDITIONAL TRUSTEES
        (a) The Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Trustee shall give prior notice to ABB and the Facility Agent of that appointment.

        (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

        (c) The remuneration that the Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Trustee.

27.22   GERMAN PROVISIONS
        (a)    The Trustee shall:

               (i) hold and administer any Security which is security assigned (SICHERUNGSEIGENTUM/SICHERUNGSABTRETUNG) or otherwise transferred under a non-accessory security right (NICHT AKZESSORISCHE SICHERHEIT) to it as Trustee (TREUHANDER) for the benefit of the Secured Parties; and

               (ii) administer any Security which is pledged (VERPFANDUNG) or otherwise transferred to any Secured Parties party to the agreement constituting such Security under an accessory security right (AKZESSORISCHE SICHERHEIT).

        (b) Each Secured Party hereby authorises the Trustee to accept as its representative (STELLVERTRETER) any pledge or other creation of any accessory right made to such Secured Party in relation to any Finance Document.

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        (c)    Each of the Secured Parties hereby relieves the Trustee to the full extent necessary from the restrictions of self-dealing pursuant to Section 181 of the German Civil Code (BGB) to perform its duties and obligations as Trustee hereunder.

28.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.     SHARING AMONG THE FINANCE PARTIES

29.1    PAYMENTS TO FINANCE PARTIES
        If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (PAYMENT MECHANICS) or Clause 32 (SECURITY AND PROCEEDS) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

        (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (PAYMENT MECHANICS), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (PARTIAL PAYMENTS).

29.2    REDISTRIBUTION OF PAYMENTS
        The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (PARTIAL PAYMENTS).

29.3    RECOVERING FINANCE PARTY'S RIGHTS
        (a) On a distribution by the Facility Agent under Clause 29.2 (REDISTRIBUTION OF PAYMENTS), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

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        (b)    If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4    REVERSAL OF REDISTRIBUTION
        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5    EXCEPTIONS
        (a) This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

               (i) it notified that other Finance Party of the legal or arbitration proceedings; and

               (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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                                   SECTION 11
                                 ADMINISTRATION

30.     PAYMENT MECHANICS

30.1    PAYMENTS TO THE FACILITY AGENT
        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

30.2    DISTRIBUTIONS BY THE FACILITY AGENT
        Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (DISTRIBUTIONS TO AN OBLIGOR), Clause 30.4 (CLAWBACK) and Clause 26.17 (DEDUCTION FROM AMOUNTS PAYABLE BY THE FACILITY AGENT) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3    DISTRIBUTIONS TO AN OBLIGOR
        The Facility Agent may (with the consent of the relevant Obligor or in accordance with Clause 31 (SET-OFF)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4    CLAWBACK
        (a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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30.5    PARTIAL PAYMENTS
        (a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

               (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Trustee (including of any Receiver or Delegate) under the Finance Documents;

               (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

               (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

               (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        (b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

        (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6    NO SET-OFF BY OBLIGORS
        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7    BUSINESS DAYS
        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8    CURRENCY OF ACCOUNT
        (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

        (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

        (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

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        (e)    Any amount expressed to be payable in a currency other than the
               Base Currency shall be paid in that other currency.

30.9    CHANGE OF CURRENCY
        (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

               (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

               (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.     SET-OFF

        Without prejudice to the rights at law of each Finance Party, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.     SECURITY AND PROCEEDS

32.1    ORDER OF APPLICATION
        All moneys from time to time received or recovered by the Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Trustee on trust to apply them at such times as the Trustee sees fit acting in good faith, to the extent permitted by applicable law, in the following order of priority:

        (a) first, in discharging any sums owing to the Trustee (in its capacity as trustee), any Receiver or any Delegate;

        (b) secondly, in discharging any fees owing to the Trustee (in its capacity as trustee of the security granted by ABB or a Group Company pursuant to Clause 22.3(xxi) (NEGATIVE PLEDGE));

        (c) thirdly, in payment to the Facility Agent, on behalf of the Finance Parties, for application towards the discharge of all sums due and payable by any Obligor

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               under any of the Finance Documents in accordance with Clause 30.5
               (PARTIAL PAYMENTS);

        (d) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Trustee is obliged under any Finance Document to pay in priority to any Obligor; and

        (e)    the balance, if any, in payment to the relevant Obligor.

32.2    INVESTMENT OF PROCEEDS
        Prior to the application of the proceeds of the Transaction Security in accordance with Clause 32.1 (ORDER OF APPLICATION) the Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Trustee or Facility Agent with any financial institution (including itself) and for so long as the Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Trustee's discretion in accordance with the provisions of this Clause 32.

32.3    CURRENCY CONVERSION
        (a) For the purpose of or pending the discharge of any of the Secured Obligations the Trustee may convert any moneys received or recovered by the Trustee from one currency to another, at the spot rate at which the Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

        (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.4    PERMITTED DEDUCTIONS
        The Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

32.5    DISCHARGE OF SECURED OBLIGATIONS
        (a) Any payment to be made in respect of the Secured Obligations by the Trustee may be made to the Facility Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Trustee.

        (b) The Trustee is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.

32.6    SUMS RECEIVED BY OBLIGORS
        If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Trustee, that sum shall promptly be paid to the Trustee for application in accordance with this Clause.

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32.7    PARALLEL SECURITY
        For the purpose of ensuring and preserving the validity and continuity of the Security Documents and solely for such purpose and subject as provided below, each and every Obligor hereby irrevocably and unconditionally undertakes to pay the Security Trustee amounts equal to any amounts owing by such Obligor to the Finance Parties (the "BENEFICIARIES") under the Finance Documents, as and when the same fall due for payment thereunder so that the Security Trustee shall be the obligee of such covenant to pay on behalf of the Beneficiaries. The Obligors and the Security Trustee acknowledge that for this purpose such monetary obligations of the Obligors are several and are separate and independent from, and without prejudice to, the obligations which the Obligors have to the Beneficiaries under the Finance Documents, PROVIDED THAT this shall not, at the same time, result in any Obligor incurring an aggregate monetary obligation owed to the Beneficiaries and the Security Trustee which is greater than the monetary obligations owed to the Beneficiaries under the Finance Documents. For this purpose and without prejudice to the foregoing, it is agreed that (i) the amounts due and payable by an Obligor under this Clause 32.7 (PARALLEL SECURITY) (the "PARALLEL DEBT") shall be decreased to the extent that such Obligor has paid any amounts to the Beneficiaries or any of them in respect of any indebtedness owed to the Beneficiaries and vice versa and (ii) the Parallel Debt shall not exceed the aggregate of the corresponding obligations which the Obligors owe to the Beneficiaries under the Finance Documents. Nothing in this Clause 32.7 (PARALLEL SECURITY) shall in any way negate, affect or increase the obligations of any Obligor to the Beneficiaries under the Finance Documents. For the purpose of this Clause 32.7 (PARALLEL SECURITY) the Security Trustee acts in its own name and on behalf of itself and not as agent or representative of any other party hereto and any security granted to the Security Trustee to secure the Parallel Debt is granted to the Security Trustee in its capacity as creditor of the Parallel Debt and solely for the purpose referred to above. For the avoidance of doubt, any amounts received or recovered by the Security Trustee in respect of the Parallel Debt shall be applied in accordance with Clause 29 (SHARING AMONG THE FINANCE PARTIES) and Clause 32 (SECURITY AND PROCEEDS).

33.     NOTICES

33.1    COMMUNICATIONS IN WRITING
        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

33.2    ADDRESSES
        (a) The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

               (i)     in the case of the Original Obligors, that identified in
                       Part 2 of Schedule 1 (THE ORIGINAL OBLIGORS), with a copy to ABB and ABB Capital B.V., Zurich Branch;

               (ii)    in the case of ABB, that identified in Clause 33.2(b);

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               (iii)   in the case of an Additional Obligor, that identified in
                       the Accession Letter relating to that Additional Obligor, with a copy to ABB and ABB Capital B.V., Zurich Branch;

               (iv) in the case of ABB Capital B.V., Zurich Branch, that identified in Clause 33.2(b);

               (v) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

               (vi) in the case of the Facility Agent, that identified in Clause 33.2(b),

               or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days' notice.

        (b)

               (i)     the Facility Agent:

                       Credit Suisse First Boston
                       1 Cabot Square
                       Canary Wharf
                       London  E14 4QJ

                       Attn:   Loans Agency
                       Tel:    020 7888 8361
                       Fax: 020 7458 8204 / 020 7888 8398

               (ii)    ABB Capital B.V., Zurich Branch

                       Thurgauerstrasse 54
                       CH-8050 Zurich
                       Switzerland

                       Attn:   President's Office
                       Fax: +41 1 318 5252

               (iii)   ABB Ltd

                       Affolternstrasse 44
                       CH-8050 Zurich
                       Switzerland

                       Attn:   Group Senior Officer - Group Financing and Taxes
                       Fax: +41 43 317 7992
                               +41 43 317 7982

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33.3    DELIVERY
        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

               (i)     if by way of fax, when received in legible form; or

               (ii) if by way of letter, when it has been left at the relevant address or ten Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

               (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

               and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (ADDRESSES), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Facility Agent or to the Trustee will be effective only when actually received by the Facility Agent or the Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or the Trustee's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

        (c) All notices from or to an Obligor shall be sent through the Facility Agent.

        (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Guarantor.

        (e) All notices to a Lender from the Trustee shall be sent through the Facility Agent.

33.4    NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER
        Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 33.2 (ADDRESSES) or changing its own address, fax number or telex number, the Facility Agent shall notify the other Parties.

33.5    ELECTRONIC COMMUNICATION
        (a) Any communication to be made between the Facility Agent or the Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Trustee and the relevant
               Lender:

               (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

               (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

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               (iii)   notify each other of any change to their address or any
                       other such information supplied by them.

        (b) Any electronic communication made between the Facility Agent and a Lender or the Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Trustee only if it is addressed in such a manner as the Facility Agent or Trustee shall specify for this purpose.

33.6    ENGLISH LANGUAGE
        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

               (i)     in English; or

               (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.     CALCULATIONS AND CERTIFICATES

34.1    ACCOUNTS
        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are PRIMA FACIE evidence of the matters to which they relate.

34.2    CERTIFICATES AND DETERMINATIONS
        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3    DAY COUNT CONVENTION
        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Mandated Lead Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.     AMENDMENTS AND WAIVERS

37.1    REQUIRED CONSENTS
        (a) Subject to Clause 37.2 (EXCEPTIONS) and Clause 27.14 (RELEASES) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

        (b) The Facility Agent, or in respect of the Security Documents the Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2    EXCEPTIONS
        (a) An amendment or waiver that has the effect of changing or which relates to:

               (i) the definition of "Majority Lenders" in Clause 1.1 (DEFINITIONS);

               (ii) an extension to the date of payment of any amount under the Finance Documents;

               (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

               (iv)    an increase in or an extension of any Commitment;

               (v) any provision which expressly requires the consent of all the Lenders;

               (vi) Clause 2.3 (FINANCE PARTIES' RIGHTS AND OBLIGATIONS), Clause 4.1 (INITIAL CONDITIONS PRECEDENT), Clause 8.4 (MANDATORY PREPAYMENT - OGP), Clause 8.5 (MANDATORY PREPAYMENT - DIVESTMENT ASSETS), Clause 24 (CHANGES TO THE LENDERS), Clause 25 (CHANGES TO THE OBLIGORS), Clause 29 (SHARING AMONG THE FINANCE PARTIES) or this Clause 37.2; or

               (vii) the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed,

               shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Trustee or the Mandated Lead Arranger may not be effected without the consent of the Facility Agent, the Trustee or the Mandated Lead Arranger.

                                     - 105 -
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38.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

39.     GOVERNING LAW

        This Agreement is governed by English law.

40.     ENFORCEMENT

40.1    JURISDICTION OF ENGLISH COURTS
        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

        (d) If ABB Capital B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

40.2    SERVICE OF PROCESS
        ABB, the Third Party Security Providers and each Obligor incorporated in a jurisdiction other than England and Wales agree that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Ltd, at Orion House, 5 Upper St. Martin's Lane, London WC2 or, if different, its registered office, with a copy to ABB. If the appointment of the person mentioned in this Clause 40.2 ceases to be effective, ABB and each Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If ABB or any Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to ABB or the relevant Obligor (as the case may be). Nothing contained herein shall restrict the right to serve process in any other manner allowed by law

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SIGNATURES

THE BORROWERS

ABB TREASURY CENTER (USA), INC.

By:   BARRY WENTWORTH


ABB FINANCE INC.

By:   HANS-ANDERS NILSSON


ABB CAPITAL B.V.

By:   HANS ENHOERNING


ABB FINANCIAL SERVICES AB

By:   GUNNAR BJOKENOR


ABB INTERNATIONAL FINANCE LTD

By:   CHRISTOPHER NOON


ABB ASEA BROWN BOVERI LTD

By:   HANS ENHOERNING         ALFRED STORCK


ABB STRUCTURED FINANCE INVESTMENT B.V.

By:   GUNNAR BJOKENOR


THE GUARANTORS

ABB LTD

By:   PETER VOSER       ALFRED STORCK

ABB TREASURY CENTER (USA), INC.

By:   BARRY WENTWORTH


ABB FINANCE INC.

By:   HANS-ANDERS NILSSON


ABB CAPITAL B.V.

By:   HANS ENHOERNING


ABB FINANCIAL SERVICES AB

By:   GUNNAR BJOKENOR


ABB INTERNATIONAL FINANCE LTD

By:   CHRISTOPHER NOON


ABB OIL & GAS USA, INC.

By:   E. BARRY LYON


ABB STRUCTURED FINANCE INVESTMENT B.V.

By:   GUNNAR BJOKENOR


ABB HOLDING AG

By:   PETER VOSER       ALFRED STORCK


ABB ASEA BROWN BOVERI LTD

By:   ALFRED STORCK     HANS ENHOERNING

THIRD PARTY SECURITY PROVIDERS

ABB REAKTOR GESELLSCHAFT MIT BESCHRANKTER HAFTUNG

By:   RUDOLF ZIMMERMANN U. PRINZLER


ABB FLAKT GMBH

By:   RUDOLF ZIMMERMANN U. PRINZLER


ABB AG

By:   RUDOLF ZIMMERMANN U. PRINZLER


THE MANDATED LEAD ARRANGERS

BARCLAYS CAPITAL

By:   THOMAS MUOIO


BAYERISCHE HYPO-UND VEREINSBANK

By:   THOMAS MUOIO


CREDIT SUISSE FIRST BOSTON

By:   THOMAS MUOIO      PETER F STEVENS


SALOMON BROTHERS INTERNATIONAL LIMITED

By:   DAVID WIRDNAM

THE FACILITY AGENT

CREDIT SUISSE FIRST BOSTON

By:   THOMAS MUOIO      PETER F STEVENS


THE TRUSTEE

CREDIT SUISSE FIRST BOSTON

By:   THOMAS MUOIO      PETER F STEVENS


THE LENDERS

BARCLAYS BANK PLC

By:   THOMAS MUOIO


BAYERISCHE HYPO-UND VEREINSBANK AG

By:   THOMAS MUOIO


CITIBANK, N.A.

By:   JAMES BUCHANAN


CITIBANK INTERNATIONAL PLC

By:   DAVID WIRDNAM


CREDIT SUISSE FIRST BOSTON

By:   THOMAS MUOIO      PETER F STEVENS


SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:   THOMAS MUOIO

DRESDNER BANK, LUXEMBOURG S.A.

By:   THOMAS MUOIO


NORDEA BANK SWEDEN AB (PUBL)

By:   THOMAS MUOIO


COMMERZBANK AKTIENGESELLSCHAFT, MANNHEIM BRANCH

By:   THOMAS MUOIO


BNP PARIBAS SA

By:   THOMAS MUOIO


SVENSKA HANDELSBANKEN AB (PUBL)

By:   THOMAS MUOIO


DEUTSCHE BANK LUXEMBOURG S.A.

By:   THOMAS MUOIO


HSBC BANK PLC

By:   THOMAS MUOIO


BANK BRUSSELS LAMBERT SA, BRUSSELS

By:   THOMAS MUOIO      DAVID WIRDNAM


BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:   PAUL GRAHAM       CHRIS METHERELL

CDC IXIS

By:   THOMAS MUOIO


THE BANK OF TOKYO-MITSUBISHI, LTD

By:   SHOJI NAKANO


BTM (EUROPE) LIMITED

By:   SHOJI NAKANO


SAUDI AMERICAN BANK

By:   THOMAS A F MOSS


DEN NORSKE BANK ASA

By:   THOMAS MUOIO


KBC BANK NV

By:   THOMAS MUOIO


STANDARD CHARTERED BANK

By:   ROBERT DAVID GRAHAM